UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
SCILEX HOLDING COMPANY
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SCILEX HOLDING COMPANY

960 San Antonio Road

Palo Alto, CA 94303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Time on Wednesday, June 24, 2026

Dear Stockholders of Scilex Holding Company:

We cordially invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Scilex Holding Company, a Delaware corporation (the “Company”, “Scilex”, “we”, “us” or “our”), which will be held virtually on Wednesday, June 24, 2026 at 9:00 a.m. Pacific Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/SCLX2026 for the following purposes, as more fully described in the accompanying proxy statement for the Annual Meeting (the “Proxy Statement”):

1.	To elect Dorman Followwill as a Class I director to serve until the 2029 annual meeting of stockholders and until his successor is duly elected and qualified;

2.	To ratify the appointment of BPM LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

3.

To approve the amendment to the Scilex Holding Company 2022 Equity Incentive Plan (as amended) to (i) increase the number of shares authorized for issuance thereunder by 1,300,000 shares to 2,765,789 shares and (ii) increase the number of shares authorized for issuance thereunder pursuant to the exercise of incentive stock options to 2,765,789 shares;

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

In order to provide expanded access to our stockholders, our board of directors (our “Board”) has determined to hold a live audio webcast in lieu of an in-person meeting. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/SCLX2026. The virtual-only approach also lowers costs and aligns with our broader sustainability goals. Although no physical in-person meeting will be held, we designed the format of the Annual Meeting to ensure that our stockholders of record who attend the Annual Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. As always, we encourage you to vote your shares prior to the Annual Meeting either by Internet or by proxy card to help make this meeting format as efficient as possible.

Our Board has fixed the close of business on April 28, 2026 as the record date for the Annual Meeting. Only stockholders of record on April 28, 2026 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the Proxy Statement.

We intend to mail the Proxy Statement, the accompanying proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 on or about May 4, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet or mail as soon as possible to ensure that your shares are represented. For additional instructions on voting by the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

We appreciate your continued support of Scilex.

By order of the Board of Directors,

/s/ Henry Ji, Ph.D.
Henry Ji, Ph.D.
Chief Executive Officer, President and Executive Chairperson
Palo Alto, CA
April 30, 2026

i

SCILEX HOLDING COMPANY

PROXY STATEMENT

FOR

2026 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

This proxy statement (this “Proxy Statement”) and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (our “Board”) for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Scilex Holding Company, a Delaware corporation (the “Company”, “Scilex”, “we”, “us” or “our”), and any adjournments or postponements thereof. The Annual Meeting will be held virtually on Wednesday, June 24, 2026, at 9:00 a.m. Pacific Time via live audio webcast. This Proxy Statement, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are first being mailed on or about May 4, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

•	the election of Dorman Followwill as a Class I director to serve until the 2029 annual meeting of stockholders and until his successor is duly elected and qualified;

•	the ratification of the appointment of BPM LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

•

the approval of the amendment to the Scilex Holding Company 2022 Equity Incentive Plan (as previously amended, the “2022 Plan”) to (i) increase the number of shares authorized for issuance thereunder by 1,300,000 shares to 2,765,789 shares and (ii) increase the number of shares authorized for issuance thereunder pursuant to the exercise of incentive stock options (“ISOs”) to 2,765,789 shares; and

•	any other business as may properly come before the Annual Meeting.

How does the Board recommend I vote on these proposals?

Our Board recommends a vote:

•	“FOR” the election of Dorman Followwill as a Class I director;

•	“FOR” the ratification of the appointment of BPM LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and

•

“FOR” the approval of the amendment to our 2022 Plan to (i) increase the number of shares authorized for issuance thereunder by 1,300,000 shares to 2,765,789 shares and (ii) increase the number of shares authorized for issuance thereunder pursuant to the exercise of ISOs to 2,765,789 shares.

What if another matter is properly brought before the Annual Meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Who is entitled to vote?

Holders of our Common Stock, and holders of our Series A preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), as of the close of business on April 28, 2026, the record date for the Annual Meeting (the “Record Date”), may vote at the Annual Meeting. The holders of Series A Preferred Stock are entitled to vote, together with the holders of Common Stock and not separately as a class, on an as converted to Common Stock basis, on all matters on which the holders of shares of Common Stock have the right to vote. As of the Record Date, there were 8,491,267 shares of our Common Stock and 29,057,097 shares of Series A Preferred Stock outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Common Stock is entitled to one vote on each proposal. The 29,057,097 shares of Series A Preferred Stock outstanding are entitled to a number of votes as determined by dividing the stated value (as determined under our Certificate of Designations of Series A Preferred Stock, filed with the Delaware Secretary of State on November 10, 2022 (the “Certificate of Designations”)) by $10.00 and, as of the Record Date, such preferred stock is entitled to an aggregate of 848,106 votes as a result of adjustments to the deemed conversion price of such preferred stock in accordance with the terms of the Certificate of Designations. The shares of Common Stock and Series A Preferred Stock are the only shares of capital stock of the Company presently outstanding and entitled to vote at the Annual Meeting.

Registered Stockholders. If shares of our Common Stock and/or Series A Preferred Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and these proxy materials have been provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, vote live at the Annual Meeting, or vote by proxy via the Internet. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our Common Stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and these proxy materials have been forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you should follow your broker’s procedures for obtaining a legal proxy to vote your shares of our Common Stock live at the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

•

Proposal No. 1: The election of directors requires a plurality of the votes cast by the stockholders entitled to vote at such election to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, only “For” votes will affect the outcome, and any shares abstained from voting “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on the nominee for election as a director.

•

Proposal No. 2: The ratification of the appointment of BPM LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon to be approved. Stockholder abstentions will not have any effect on the outcome of this proposal, so long as a quorum exists. Broker non-votes will have no effect on the outcome of this proposal.

•

Proposal No. 3: The approval of the amendment to our 2022 Plan to (i) increase the number of shares authorized for issuance thereunder by 1,300,000 shares to 2,765,789 shares and (ii) increase the number of shares authorized for issuance thereunder pursuant to the exercise of ISOs to 2,765,789 shares requires the affirmative vote of the majority of the shares present by remote communication or represented by proxy at the Annual Meeting and by the holders entitled to vote thereon to be approved. Stockholder abstentions will not have any effect on the outcome of this proposal, so long as a quorum exists. Broker non-votes will have no effect on the outcome of this proposal.

What are the effects of abstentions, withheld votes and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank or other nominee holding its customer’s shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum, but, under Delaware law (under which Scilex is incorporated), abstentions will not be counted as shares cast. Therefore, abstentions and withheld votes will have no impact on the outcome of Proposal No. 2 and Proposal No. 3 as long as a quorum exists. Further, since the outcome of Proposal No. 1 will be determined by a plurality vote, abstentions and withheld votes will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws (our “Bylaws”) and Delaware law. The presence by remote communication or by proxy, duly authorized, of the holders of record of a majority of the voting power of the issued and outstanding shares of our Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. On the Record Date, there were 8,491,267 shares of Common Stock and 29,057,097 shares of Series A Preferred Stock outstanding and entitled to vote.

Each share of Common Stock is entitled to one vote on each proposal. The 29,057,097 shares of Series A Preferred Stock outstanding are entitled to a number of votes on each proposal as determined by dividing the stated value (as determined under the Certificate of Designations) by $10.00 and, as of the Record Date, such preferred stock is entitled to an aggregate of 848,106 votes as a result of adjustments to the deemed conversion price of such preferred stock in accordance with the terms of the Certificate of Designations. Thus, the holders of shares of Common Stock and Series A Preferred Stock representing 4,669,687 votes (i.e., a majority of the voting power of the issued and outstanding shares of our Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting) must be present by remote communication or represented by proxy at the Annual Meeting to have a quorum. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are three ways to vote:

•

by Internet at www.virtualshareholdermeeting.com/SCLX2026, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on Tuesday, June 23, 2026 (have your proxy card in hand when you visit the website);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by Internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/SCLX2026.

If you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee, as applicable, on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form or on the Internet. However, the availability of Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you must obtain a legal proxy from your broker, bank or other nominee in order to vote your shares by remote communication in the Annual Meeting.

Can I change my vote or revoke my proxy?

Yes, if you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet;

•	completing and returning a later-dated proxy card;

•	notifying our Corporate Secretary, in writing, at Scilex Holding Company, 960 San Antonio Road,Palo Alto, CA 94303; or

•	attending and voting electronically at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to the Company unless:

•	required by law;

•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.

Why isn’t the Annual Meeting being held in-person?

In order to provide expanded access to our stockholders, our Board has determined to hold a live audio webcast in lieu of an in-person meeting. The virtual-only approach also lowers costs and aligns with our broader sustainability goals. Although no physical in-person meeting will be held, we designed the format of the Annual Meeting to ensure that our stockholders of record who attend the Annual Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/SCLX2026.

What do I need to do to attend the Annual Meeting online?

We will be hosting our Annual Meeting via live audio webcast only. If you are a stockholder as of the Record Date and wish to virtually attend the Annual Meeting, you will need the 16-digit control number, which is located on your proxy card (if you receive a printed copy of the proxy materials). Instructions on how to participate in the Annual Meeting are also posted online at www.virtualshareholdermeeting.com/SCLX2026. The webcast will start at 9:00 a.m. Pacific Time on June 24, 2026. Stockholders may vote and ask questions while attending the Annual Meeting online.

Use of cameras and recording devices are prohibited while virtually attending the live audio webcast.

How can I get help if I have trouble checking in or listening to the Annual Meeting online?

If you encounter any difficulties accessing the virtual platform for the Annual Meeting during the check-in or the Annual Meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Henry Ji, Ph.D. and Stephen Ma have been designated as proxy holders by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Annual Meeting?

Our Board is soliciting proxies for use at the Annual Meeting. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards you receive to ensure that all of your shares are voted.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions from you, your broker will have discretion to vote your shares on our sole “routine” matter, Proposal No. 2: the proposal to ratify the appointment of BPM LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Your broker will not have discretion to vote on Proposal No. 1 or Proposal No. 3, each of which is a “non-routine” matter, or any other proposals that are considered “non-routine” matters, absent directions from you.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at:

Scilex Holding Company

Attention: Investor Relations

960 San Antonio Road

Palo Alto, CA 94303

investorrelations@scilexholding.com

(650) 516-4310

We encourage stockholders to contact us by telephone or e-mail instead of physical mail to help ensure timely receipt of any request for proxy materials.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2027 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than the close of business on January 4, 2027. Stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Scilex Holding Company

Attention: Corporate Secretary

960 San Antonio Road

Palo Alto, CA 94303

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our notice of such annual meeting given by or at the direction of our Board, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board or (iii) otherwise properly brought before such meeting by a stockholder of record at the time of such stockholder’s timely delivery of written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws, who is entitled to vote at such annual meeting and has complied with the notice procedures set forth in our Bylaws. To be timely for the 2027 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 24, 2027; and

•	not later than the close of business on March 26, 2027.

In the event that we hold the 2027 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

In addition, pursuant to Rule 14a-19 of the Exchange Act (“Rule 14a-19”), notices of a solicitation of proxies in support of director nominees other than our own nominees must be postmarked or electronically submitted no later than April 25, 2027, and each nomination must comply with the SEC regulations under Rule 14a-19, which require, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2027 annual meeting of stockholders is more than 30 days before or after June 24, 2027, then the Rule 14a-19 deadline shall be the later of 60 calendar days prior to the date of the 2027 annual meeting of stockholders or the 10th calendar day following the day on which we first make a public announcement of the date of our 2027 annual meeting of stockholders.

If a stockholder who has notified us of the stockholder’s intention to present a proposal at an annual meeting of stockholders does not appear to present the stockholder’s proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

Stockholders may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Corporate Secretary at the address of our principal executive office set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance — Stockholder Recommendations and Nominations to the Board of Directors.”

Our Bylaws also permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our Bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

How is your reverse stock split effected in April 2025 reflected in this Proxy Statement?

On April 15, 2025, we effected a 1-for-35 reverse split of our common stock (the “Reverse Stock Split”). Unless indicated otherwise, all share and per share amounts for all periods presented in this Proxy Statement have been adjusted retroactively, where applicable, to reflect this Reverse Stock Split.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board. Our Board consists of five directors, all of whom, other than Henry Ji, Ph.D. and Stephen Ma, qualify as “independent” under The Nasdaq Stock Market LLC (“Nasdaq”) listing rules and standards (the “Nasdaq Listing Rules”), including Rule 5605(a)(2) of the Nasdaq Listing Rules. Our Board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the name, age as of April 1, 2026, and certain other information for the member of our Board with a term expiring at the Annual Meeting (who is also a nominee for election as a director at the Annual Meeting) and for each of the continuing members of our Board:

	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Director with Terms Expiring at the Annual Meeting/Nominee
Dorman Followwill(1)(2)(3)(5)	I	62	Director	2022	2026	2029
Continuing Directors
Jay Chun, M.D., Ph.D. (1)(2)(3)(4)	II	62	Director	2023	2027
Yue Alexander Wu, Ph.D.(1)(2)(3)	II	62	Director	2023	2027
Henry Ji, Ph.D.(4)	III	61	Chief Executive Officer, President and Executive Chairperson	2023	2028
Stephen Ma(4)	III	53	Chief Financial Officer, Chief Operating Officer, Senior Vice President, Secretary and Director	2025	2028

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Member of the Commercialization and Transaction Committee
(5)	A nominee for election as a director at the Annual Meeting

Nominees for Director

Dorman Followwill. Mr. Followwill has served as a member of our Board since November 2022. Prior to that, he served as a director of Legacy Scilex (as defined below) from April 2022 to November 2022, as a director of Sorrento from October 2017 to April 2024 and as its lead independent director from August 2020 to April 2024. Mr. Followwill was Senior Partner of Transformational Health at Frost & Sullivan, a business consulting firm involved in market research and analysis, growth strategy consulting and corporate training across multiple industries, from 2016 to September 2020. Prior to that time, he served in various roles at Frost & Sullivan, including Partner on the Executive Committee managing the P&L of the business in Europe, Israel and Africa, and Partner overseeing the Healthcare and Life Sciences business in North America, since initially joining Frost & Sullivan to help found the Consulting practice in January 1988. Mr. Followwill has more than 30 years of organizational leadership and management consulting experience, having worked on hundreds of consulting projects across all major regions and across multiple industry sectors, each project focused around the strategic imperative of growth. He holds a B.A. from Stanford University in The Management of Organizations. We believe that Mr. Followwill’s extensive knowledge and understanding of the healthcare and life sciences industries qualify him to serve on our Board.

Continuing Directors

Jay Chun, M.D., Ph.D. Dr. Chun has served as a member of our Board since September 2023. Dr. Chun served as the Chief of Neurosurgery at Overlook Medical Center at Atlantic Health System from June 2015 to June 2023, and as Director of the Atlantic Health Spine Center at Overlook Medical Center from September 2022 to May 2024. Dr. Chun has served as a member of our Scientific Advisory Board since August 2021 and previously served as a member of Celularity, Inc.’s (Nasdaq: CELU) Scientific Advisory Board from September 2020 to January 2023. Dr. Chun completed his M.D. and Ph.D. at Columbia University College of Physicians and Surgeons. His neurosurgical residency was completed at the University of California at San Francisco, followed by specialization in the discipline of complex and minimally invasive spine surgery at Emory University in Atlanta, Georgia. Dr. Chun is board certified and specializes in complex and minimally invasive spine surgery as well as artificial discs. While a member of the Columbia University faculty from June 1995 to June 1997, Dr. Chun worked in the field of biotechnology. He has received many honors including Medical Research Fellowships from the National Institutes of Health (“NIH”), working with the late Nobel Laureate Marshall Nirenberg. He received his Ph.D. with Richard Axel, a recipient of the 2004 Nobel Prize. In honor of his stem cell research, he received the NIH Individual National Research Service Award. We believe that Dr. Chun’s experience as a member of our Scientific Advisory Board, extensive scientific background and business experience qualify him to serve on our Board.

Yue Alexander Wu, Ph.D. Dr. Wu has served as a member of our Board since September 2023. Dr. Wu is co-founder and Chief Executive Officer of Cothera Bioscience, Inc., a translation medicine and precision therapeutics company developing cancer therapeutics for previously undruggable targets. He was previously President, Chief Executive Officer and Chief Strategy Officer of Crown Bioscience International, a leading global drug discovery and development solutions company, which he co-founded in 2006, until 2017. From 2004 to 2006, Dr. Wu was Chief Business Officer of Starvax International Inc. in Beijing, China, a biotechnology company focusing on oncology and infectious diseases. From 2001 to 2004, Dr. Wu was a venture capitalist with Burrill & Company where he was head of Asian Activities. Dr. Wu has served as a director of CASI Pharmaceuticals, Inc. (Nasdaq: CASI) since June 2013 and Sorrento from August 2016 to April 2024. Dr. Wu received his Ph.D. in Molecular Cell Biology and his M.B.A. from University of California at Berkeley. He earned an M.S. in Biochemistry from University of Illinois, Urbana-Champaign and his B.S. in Biochemistry from Fudan University in Shanghai, China. We believe that Dr. Wu’s scientific background and business experience in various roles in the life sciences industry qualify him to serve on our Board.

Henry Ji, Ph.D. Dr. Ji has served as the Executive Chairperson and a member of our Board since September 2023 and as Chief Executive Officer and President since August 2025, and previously served as our Executive Chairperson and a member of our Board from November 2022 to August 2023. Prior to that, he served as Legacy Scilex’s Executive Chairperson and a board member from March 2019 to November 2022. Dr. Ji has served on the board of directors of Scilex Pharmaceuticals Inc., our wholly owned subsidiary (“Scilex Pharma”), since November 2016 and he served as the Chief Executive Officer of Scilex Pharma from November 2016 to March 2019. Dr. Ji has served as the Chief Executive Officer and President of Semnur Pharmaceuticals, Inc. (OTC: SMNR) (“Semnur”) since March 2026 and as Executive Chairperson and a board member since September 2025. He previously served as Semnur’s Treasurer and Secretary and a board member since its inception in 2013. He currently serves as the Chief Executive Officer of Vivasor Holding Company and Vivasor, Inc. He co-founded and has served as a director of Sorrento Therapeutics, Inc., a publicly traded company (“Sorrento”), since January 2006, served as its Chief Scientific Officer from November 2008 to September 2012, as its Interim Chief Executive Officer from April 2011 to September 2012, as its Secretary from September 2009 to June 2011, as its Chief Executive Officer and President since September 2012 and as Chairman of its board of directors since August 2017. In 2002, Dr. Ji founded BioVintage, Inc., a research and development company focusing on innovative life sciences technology and product development, and has served as its President since 2002. From 2001 to 2002, Dr. Ji served as Vice President of CombiMatrix Corporation, a publicly-traded biotechnology company that develops proprietary technologies, including products and services in the areas of drug development, genetic analysis, molecular diagnostics and nanotechnology. During his tenure at CombiMatrix

Corporation, Dr. Ji was responsible for strategic technology alliances with biopharmaceutical companies. From 1999 to 2001, Dr. Ji served as Director of Business Development, and in 2001 as Vice President of Stratagene Corporation (later acquired by Agilent Technologies, Inc.) where he was responsible for novel technology and product licensing and development. In 1997, Dr. Ji co-founded Stratagene Genomics, Inc., a wholly owned subsidiary of Stratagene Corporation, and served as its President and Chief Executive Officer from its founding until 1999. Dr. Ji previously served as a director of Celularity Inc. (Nasdaq: CELU) from June 2017 to July 2021. Dr. Ji is the holder of several issued and pending patents in the life science research field and is the sole inventor of Sorrento’s intellectual property. Dr. Ji has a Ph.D. in Animal Physiology from the University of Minnesota and a B.S. in Biochemistry from Fudan University. Dr. Ji has demonstrated significant leadership skills as President and Chief Executive Officer of Stratagene Genomics, Inc. and Vice President of CombiMatrix Corporation and Stratagene Corporation and brings more than 20 years of biotechnology and biopharmaceutical experience to his position on our Board. We believe that Dr. Ji’s extensive knowledge of the industry in which we operate allows him to bring to our Board a broad understanding of the operational and strategic issues we face.

Stephen Ma. Mr. Ma has served as a member of our Board since September 2025, as the Company’s Chief Operating Officer since October 2025, as the Company’s Chief Financial Officer and Senior Vice President since September 2023 and as the Company’s Corporate Secretary since March 2024. Mr. Ma previously served as the Company’s Chief Accounting Officer from May 2023 until his appointment as the Company’s Chief Financial Officer and as Vice President of Finance from January 2022 to April 2023. Mr. Ma has more than 15 years of finance and operational expertise across pharmaceuticals and venture backed biotechnology companies. Mr. Ma has served as Chief Operating Officer of Semnur since March 2026, and as Chief Financial Officer, Senior Vice President and Secretary of Semnur since September 2025. He previously served as Director of Finance and Operations for Anwita Biosciences, Inc., a clinical stage company, from August 2019 to January 2022. Prior to that, from May 2016 to August 2019, he served as the Senior Director of Finance and Controller of Semnur Inc. (f/k/a Semnur Pharmaceuticals, Inc.). Prior to that, he served as Controller for Globavir and part of the management team that worked on its initial public offering process. He also served as the Controller for Ardelyx, which went public in 2014. Prior to that, Mr. Ma served in various finance positions at PDL BioPharma, Inc. and Hyperion Therapeutics, Inc. Mr. Ma has a wealth of experience in finance, strategic planning, commercial launching, debt financing, public offerings and M&A transactions. Mr. Ma holds a B.S. in Finance and M.A. in Economics from San Jose State University.

Family Relationships

There are no family relationships among any of the individuals who serve as our directors or executive officers.

Legal Proceedings

Sorrento Bankruptcy

On February 13, 2023, Sorrento (our former controlling stockholder), together with its wholly owned direct subsidiary, Scintilla Pharmaceuticals, Inc., commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, jointly administered under the caption In re Sorrento Therapeutics, Inc., et al. (Case Number: 23-90085 (DRJ)). While we were majority-owned by Sorrento when the voluntary proceedings were commenced, we were not (and are not) a debtor in Sorrento’s voluntary Chapter 11 filing. As of September 21, 2023, Sorrento no longer held a majority of the voting power of our outstanding capital stock entitled to vote.

At the time of the Chapter 11 filing, Dr. Ji was and continues to serve as Chairman of the board of directors, President and Chief Executive Officer of Sorrento; Jaisim Shah (our former Chief Executive Officer, President and director) was serving as a director of Sorrento and served as a director until November 2023; Dr. Wu was serving as a director of Sorrento and served as a director until April 2024; and Mr. Followwill was serving as a director of Sorrento and served as a director until April 2024.

Sorrento Equity Holders Litigation

On April 3, 2026, a complaint was filed in the United States District Court for the Southern District of California captioned Mevi et al. v. Ji et al., Case No. 3:26-cv-02113-DMS-DEB. The plaintiffs are former equity holders of Sorrento and have named as defendants, among others, the Company and our directors and executive officers. The complaint alleges, among other things, wrongful conduct relating to Sorrento’s bankruptcy proceedings and subsequent transactions involving Sorrento’s assets, and asserts claims including aiding and abetting breach of fiduciary duty and violation of California Penal Code Section 496. The complaint seeks unspecified compensatory damages, treble damages, disgorgement, punitive damages, attorneys’ fees, costs, and other relief. The Company intends to defend the action vigorously. At this time, the Company cannot predict the outcome of this matter or reasonably estimate the possible loss or range of loss, if any.

Board Composition

Our business and affairs are managed under the direction of our Board, which currently consists of five members. Dr. Ji serves as Executive Chairperson of our Board. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and on an ad hoc basis as required.

In accordance with the terms of our restated certificate of incorporation, as amended (our “Certificate of Incorporation”), and our Bylaws, our Board is divided into three classes with staggered three-year terms, as follows:

•	The Class I director is Dorman Followwill, and his term will expire at the Annual Meeting;

•	The Class II directors are Jay Chun, M.D., Ph.D. and Yue Alexander Wu, Ph.D., and their term will expire at our annual meeting of stockholders to be held in 2027; and

•	The Class III directors are Henry Ji, Ph.D. and Stephen Ma, and their term will expire at our annual meeting of stockholders to be held in 2028.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The authorized number of directors that shall constitute our Board will be determined exclusively by our Board. Any increase or decrease in the number of directors will be apportioned among the three classes so that, as nearly equal as practicable, each class will consist of one-third of the directors. No decrease in the number of directors constituting our Board will shorten the term of any incumbent director. Our directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class.

Subject to applicable law and our Certificate of Incorporation, and subject to the rights of the holders of any series of our preferred stock, any vacancy on our Board shall be filled only by our Board and not by our stockholders. Any director elected in accordance with the preceding sentence shall hold office until the annual meeting of stockholders for the election of directors of the class to which he or she has been appointed and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, removal or disqualification.

Director Independence

Under the Nasdaq Listing Rules, a majority of the members of our Board must satisfy Nasdaq’s criteria for “independence.” Our Board has determined that each of the directors on our Board, other than Dr. Ji and Mr. Ma (as a result of their positions as our Chief Executive Officer, President and Executive Chairperson, and as our Chief Operating Officer, respectively), qualifies as an independent director, as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules, and our Board consists of a majority of “independent directors” as defined under the rules of the SEC and Nasdaq relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of our Audit Committee, as discussed below.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into its corporate strategy and day-to-day business operations. Management discusses strategic and operational (including cybersecurity) risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with our Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board is responsible for overseeing our overall risk management process. The responsibility for managing risk rests with executive management while the committees of our Board and our Board as a whole participate in the oversight process. Our Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance and financial reporting and internal controls with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.

Board Leadership Structure

Our Bylaws provide our Board with the discretion to combine or separate the positions of Chief Executive Officer and Executive Chairperson of our Board. Our Board has determined in its judgment that our current leadership structure is effective and achieves the optimal governance model for us and for our stockholders by having a combined Chief Executive Officer and Executive Chairperson position at this time. However, our Board will continue to periodically review its leadership structure and may make such changes in the future as it deems appropriate.

Board Diversity

In evaluating a director candidate’s qualifications, our Board assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance our ability, as well as the ability of the committees of our Board, to manage and direct our affairs and business. Our Board may consider many factors, such as: personal and professional integrity, ethics and values, experience in corporate management, such as serving as an officer or former officer of a publicly held company, and experience as a board member or executive officer of another publicly held company. In addition, our Board may consider diversity in identifying potential director nominees, including diversity of expertise and experience in substantive matters pertaining to our business relative to other board members and diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience.

Board Meetings and Committees

During our fiscal year ended December 31, 2025, our Board held four meetings and acted by written consent 21 times. Each director, other than Annu Navani, M.D. (due to scheduling conflicts), attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which the director had been a director and (ii) the total number of meetings held by all committees of our Board on which the director served during the periods that the director served.

Our corporate governance guidelines have a formal policy regarding attendance by members of our Board at annual meetings of stockholders that encourages, but does not require, our directors to attend. Those who do attend are expected to answer appropriate questions from stockholders. Two directors attended the 2025 annual meeting of stockholders held on June 4, 2025.

The standing committees of our Board are as follows: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Our Board has adopted a charter for each of these committees, which complies with the applicable requirements of current Nasdaq Listing Rules. In addition, our Board has established a commercialization and transaction committee (the “C&T Committee”). Copies of the charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are available on the investor relations portion of our website at www.scilexholding.com. The composition and responsibilities of each of the committees of our Board are as set forth below. The reference to our website address does not constitute incorporation by reference of the information contained at or available or accessible through our website, and you should not consider it to be a part of this Proxy Statement. Members will serve on these committees until their resignation or removal or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our Audit Committee consists of Dorman Followwill, Jay Chun, M.D., Ph.D. and Yue Alexander Wu, Ph.D., with Dorman Followwill serving as the chairperson of the committee. Each of the members of the Audit Committee satisfies the independence requirements under the applicable Nasdaq Listing Rules and SEC rules. Each member of the Audit Committee can read and understand fundamental financial statements under the applicable rules and regulations of the SEC and Nasdaq Listing Rules.

The responsibilities of the Audit Committee are included in a written charter. The Audit Committee assists our Board in fulfilling our Board’s oversight responsibilities with respect to our accounting and financial reporting processes, the systems of internal control over financial reporting and audits of financial statements and reports, the performance of our internal audit function, the quality and integrity of our financial statements and reports, the qualifications, independence and performance of our independent registered public accounting firm, and our compliance with legal and regulatory requirements. For this purpose, the Audit Committee performs several functions. The Audit Committee’s responsibilities include, among others:

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appointing, determining the compensation of, retaining, overseeing and evaluating our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of performing other review or attest services for us;

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prior to commencement of the audit engagement, reviewing and discussing with the independent registered public accounting firm a written disclosure by the prospective independent registered public accounting firm of all relationships between us, or persons in financial oversight roles with us, and such independent registered public accounting firm or their affiliates;

•	determining and approving engagements of the independent registered public accounting firm, prior to commencement of the engagement, and the scope of and plans for the audit;

•	monitoring the rotation of partners of the independent registered public accounting firm on our audit engagement;

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reviewing with management and the independent registered public accounting firm any fraud that includes management or other employees who have a significant role in our internal control over financial reporting and any significant changes in internal controls;

•

establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing the results of management’s efforts to monitor compliance with our programs and policies designed to ensure compliance with laws and rules;

•	overseeing our programs, policies, and procedures related to our information technology systems, including information asset security and data protection; and

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reviewing and discussing with management and the independent registered public accounting firm the results of the annual audit and the independent registered public accounting firm’s assessment of the quality and acceptability of our accounting principles and practices and all other matters required to be communicated to the Audit Committee by the independent registered public accounting firm under generally accepted accounting standards, the results of the independent registered public accounting firm’s review of our quarterly financial information prior to public disclosure and our disclosures in our periodic reports filed with the SEC.

Dorman Followwill qualifies as an audit committee financial expert within the meaning of SEC regulations and each of Dorman Followwill, Jay Chun, M.D., Ph.D. and Yue Alexander Wu, Ph.D. meets the financial sophistication requirements under the Nasdaq Listing Rules. Our independent registered public accounting firm and our management periodically meet separately with the Audit Committee.

The Audit Committee reviews, discusses and assesses its own performance and composition at least annually. The Audit Committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to our Board for its consideration and approval.

The composition and functioning of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and Nasdaq Listing Rules. We intend to comply with future requirements to the extent they become applicable to us.

During our fiscal year ended December 31, 2025, the Audit Committee held seven meetings and acted by written consent one time.

Compensation Committee

Our Compensation Committee consists of Yue Alexander Wu, Ph.D., Dorman Followwill and Jay Chun, M.D., Ph.D., with Yue Alexander Wu, Ph.D. serving as the chairperson of the committee. Each of the members of the Compensation Committee satisfies the independence requirements under the Nasdaq Listing Rules. Each of the members of the Compensation Committee is a non-employee director as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies Nasdaq independence requirements. The Compensation Committee acts on behalf of our Board to fulfill our Board’s responsibilities in overseeing our compensation policies, plans and programs, and in reviewing and determining the compensation to be paid to our executive officers and non-employee directors. The responsibilities of the Compensation Committee are included in its written charter. The Compensation Committee’s responsibilities include, among others:

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reviewing, modifying and approving (or, if it deems appropriate, making recommendations to our Board regarding) our overall compensation strategy and policies, and reviewing, modifying and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

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determining and approving (or, if it deems appropriate, recommending to our Board for determination and approval) the compensation and terms of employment of our Chief Executive Officer, including seeking to achieve an appropriate level of risk and reward in determining the long-term incentive component of the compensation of the Chief Executive Officer;

•

determining and approving (or, if it deems appropriate, recommending to our Board for determination and approval) the compensation and terms of employment of our executive officers and other members of senior management;

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reviewing and approving (or, if it deems appropriate, making recommendations to our Board regarding) the terms of employment agreements, severance agreements, change-of-control protections and other compensatory arrangements for our executive officers and other members of senior management;

•	conducting periodic reviews of the base compensation levels of all of our employees generally;

•	reviewing and approving the type and amount of compensation to be paid or awarded to non-employee directors;

•

reviewing and approving the adoption, amendment and termination of our equity incentive plans, stock appreciation rights plans, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, 401(k) plans, supplemental retirement plans and similar programs, if any; and administering all such plans, establishing guidelines, interpreting plan documents, selecting participants, approving grants and awards and exercising such other power and authority as may be permitted or required under such plans; and

•

reviewing our incentive compensation arrangements to determine whether such arrangements encourage excessive risk-taking, reviewing and discussing at least annually the relationship between our risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk.

In addition, once we cease to be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the responsibilities of the Compensation Committee will also include:

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reviewing and recommending to our Board for approval the frequency with which we conduct a vote on executive compensation, taking into account the results of the most recent stockholder advisory vote on the frequency of the vote on executive compensation, and reviewing and approving the proposals regarding the frequency of the vote on executive compensation to be included in our annual meeting proxy statements; and

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reviewing and discussing with management our Compensation Discussion and Analysis, and recommending to our Board that the Compensation Discussion and Analysis be approved for inclusion in our annual reports on Form 10-K, registration statements and our annual meeting proxy statements.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Compensation Committee reviews, discusses and assesses its own performance and composition at least annually. The Compensation Committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to our Board for its consideration and approval.

Compensation Committee Processes and Procedures

The agenda for each meeting is usually developed by the chairperson of our Compensation Committee, in consultation with the Chief Executive Officer. Our Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer and the Executive Chairperson may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding their compensation or individual performance objectives. The charter of our Compensation Committee grants our Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, our Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that our Compensation Committee considers necessary or appropriate in the performance of its duties. Our Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising our Compensation Committee. In particular, our Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, our Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to our Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The composition and functioning of the Compensation Committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and Nasdaq Listing Rules. We intend to comply with future requirements to the extent they become applicable to us.

During our fiscal year ended December 31, 2025, the Compensation Committee did not hold any meetings and did not act by written consent.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Jay Chun, M.D., Ph.D., Dorman Followwill and Yue Alexander Wu, Ph.D., with Jay Chun, M.D., Ph.D. serving as the chairperson of the committee. Each of the members of the Nominating and Corporate Governance Committee satisfies the independence requirements under the Nasdaq Listing Rules. The responsibilities of the Nominating and Corporate Governance Committee are included in its written charter. The Nominating and Corporate Governance Committee acts on behalf of our Board to fulfill our Board’s responsibilities in overseeing all aspects of our nominating and corporate governance functions. The responsibilities of the Nominating and Corporate Governance Committee include, among others:

•	making recommendations to our Board regarding corporate governance issues;

•	identifying, reviewing and evaluating qualified candidates to serve as directors (consistent with criteria approved by our Board);

•	determining the minimum qualifications for service on our Board;

•	reviewing and evaluating incumbent directors;

•	instituting and overseeing director orientation and director continuing education programs;

•	serving as a focal point for communication between candidates, non-committee directors and our management;

•	recommending to our Board for selection candidates to serve as nominees for director for the annual meeting of stockholders;

•	making other recommendations to our Board regarding matters relating to the directors;

•	reviewing succession plans for our Chief Executive Officer and our other executive officers;

•

reviewing and overseeing matters of corporate responsibility and sustainability, including potential long- and short-term trends and impacts to our business of environmental, social, and governance issues, and our public reporting on these topics; and

•	considering any recommendations for nominees and proposals submitted by stockholders.

The Nominating and Corporate Governance Committee periodically reviews, discusses and assesses the performance of our Board and the committees of our Board. In fulfilling this responsibility, the Nominating and Corporate Governance Committee seeks input from senior management, our Board and others. In assessing our Board, the Nominating and Corporate Governance Committee evaluates the overall composition of our Board, our Board’s contribution as a whole and its effectiveness in serving our best interests and the best interests of our stockholders. The Nominating and Corporate Governance Committee reviews, discusses and assesses its own performance and composition at least annually. The Nominating and Corporate Governance Committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to our Board for its consideration and approval.

The composition and functioning of the Nominating and Corporate Governance Committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and Nasdaq Listing Rules. We intend to comply with future requirements to the extent they become applicable to us.

During our fiscal year ended December 31, 2025, the Nominating and Corporate Governance Committee did not hold any meetings and did not act by written consent.

Commercialization and Transaction Committee

Our C&T Committee consists of Stephen Ma, Jay Chun, M.D., Ph.D. and Henry Ji, Ph.D., with Henry Ji, Ph.D. serving as the chairperson of the committee.

The responsibilities of the C&T Committee are included in a written charter. The C&T Committee (a) assists the Board in its oversight of the Company’s (i) commercial strategy and operations, including product launch preparation and execution, (ii) medical affairs activities, and (iii) research and development (“R&D”) portfolio management and (b) evaluates certain potential strategic transactions, chooses strategic transactions which it believes are in the best interest of the stockholders and takes action to oversee the Company’s negotiation of the terms and conditions of any such transaction and recommend any such transaction to the Board, and in each case performs such other functions as may be deemed necessary or convenient in carrying out the foregoing. The C&T Committee’s responsibilities include, among others, the following commercialization matters:

•	providing strategic, directional and operational oversight and guidance to the Company regarding its commercial activities and operations;

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evaluating the alignment of the Company’s commercial and R&D programs and progress with the Company’s strategic goals and objectives, taking into account the results of the Company’s pre-clinical studies and clinical trials;

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overseeing periodic reviews of the Company’s product development pipeline, intellectual property portfolio and commercial strategies, including a review and analysis of the progress and results of the Company’s pre-clinical studies and clinical trials;

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overseeing key commercial and medical launch strategies prior to regulatory approval of new products or indications as well as the R&D elements of the Company’s long-range plan and lifecycle management plans;

•	overseeing management on the scientific and R&D aspects of business development opportunities, including licensing opportunities (both in-licensing and out-licensing), and M&A opportunities;

•

establishing, approving, modify, monitoring and directing the process and procedures related to the review and evaluation of certain potential strategic transactions and determining whether to proceed with any such process, procedures, review or evaluation; and

•

determining on behalf of the Board and the Company whether a possible strategic transaction is advisable and is fair to, and in the best interests of, the Company and its stockholders (or any subset of the stockholders of the Company that the C&T Committee determines to be appropriate), (ii) rejecting or approving a possible strategic transaction, or recommending such rejection or approval to the Board, (iii) approving or recommending to the Board the consummation of a possible strategic transaction, and (iv) reviewing, evaluating and monitoring proceedings and activities of the Company related to certain potential strategic transactions.

Under its charter, the C&T Committee may form, and delegate authority to, subcommittees as appropriate. The C&T Committee reviews, discusses and assesses its own performance at least annually. The C&T Committee also periodically reviews the charter of the C&T Committee and the compliance procedures in place to implement such charter and recommend necessary clarifications or changes to such charter to the Board for approval.

During our fiscal year ended December 31, 2025, the C&T Committee did not hold any meetings and did not act by written consent.

Code of Business Conduct and Ethics

Our Board has adopted a written code of business conduct and ethics, applicable to directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our code of business conduct and ethics is posted on our website at www.scilexholding.com. Information contained on or accessible through our website is not a part of this Proxy Statement, and the inclusion of the website address in this Proxy Statement is an inactive textual reference only. We intend to disclose any amendments to our code of business conduct and ethics, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is currently, or has been at any time in the past year, one of our officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

Clawback Policy

Our Board has adopted a clawback policy (the “Clawback Policy”) that complies with the SEC rules and Nasdaq Listing Rules. Our Clawback Policy provides for our recovery of erroneously awarded incentive-based compensation from our current and former executive officers (as defined in Rule 10D-1 promulgated under the Exchange Act and Nasdaq Listing Rule 5608) who were employed by the Company during the applicable recovery period. Under the policy, if the Company is required to prepare an accounting restatement of its financial statements due to its material noncompliance with any financial reporting requirement under the securities laws, the Company shall promptly demand in writing and recoup the amount of any incentive-based compensation received by the applicable executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare such accounting restatement. The amount to be recouped is that which exceeds the amount of incentive-based compensation that otherwise would have been received by the applicable executive had such compensation been determined based on the restated amounts in the accounting restatement. Incentive-based compensation includes any compensation that is granted, earned or vested based wholly or in part upon the attainment of one or more measures derived from our financial statements. Our Compensation Committee administers our Clawback Policy and has the authority to determine the amount of recoverable compensation and manner of recovery.

Our Clawback Policy has been filed with the SEC as an exhibit (Exhibit 97.1) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 12, 2024.

Limitation of Liability and Indemnification of Directors and Officers

The Certificate of Incorporation and the Bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the General Corporation Law of the State of Delaware, as

amended (the “DGCL”). Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in the case of our directors, unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the DGCL;

•	any transaction from which the director or officer derived an improper personal benefit; or

•	with respect to any officer, any action by or in the right of the corporation.

The Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of our directors and officers will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Bylaws provide that we shall indemnify any person who is or was a director or officer of the Company or who is or was serving at our request as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (a “Covered Person”), and who is or was a party to, is threatened to be made a party to, or is otherwise involved (including as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative based on such person’s actions in his or her official capacity as a director or officer of the Company or as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (to the extent serving in such position at our request), in each case against all liability and loss suffered (including, without limitation, any judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 and amounts paid in settlement consented to in writing by us) and expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection therewith, subject to certain conditions. In addition, the Bylaws provide that we may, to the fullest extent permitted by law, (i) advance costs, fees or expenses (including attorneys’ fees) incurred by a Covered Person defending or participating in any proceeding in advance of the final disposition of such proceeding, subject to certain exceptions, and (ii) purchase and maintain insurance, at our expense, to protect us and any person who is or was our director, officer, employee or agent or is or was our director, officer, employee or agent serving at our request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss, whether or not we would have the power or obligation to indemnify such person against such liability, expense or loss under the DGCL or the provisions of the Bylaws.

We have entered into indemnification agreements with each of our directors and executive officers as determined by our Board. These agreements, among other things, require us to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses actually and reasonably incurred by the directors and executive officers in connection with any proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers. We also maintain directors’ and officers’ liability insurance.

The above description of the indemnification provisions of the Certificate of Incorporation, the Bylaws and the indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on November 17, 2022.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. In addition, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

Identifying and Evaluating Director Nominees

Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing, evaluating and recommending candidates for nomination to our Board, including candidates to fill any vacancies that may occur.

Our Nominating and Corporate Governance Committee assesses the qualifications of candidates in light of the policies and principles in our corporate governance guidelines and may also engage third-party search firms to identify director candidates. Our Nominating and Corporate Governance Committee may conduct interviews, detailed questionnaires and comprehensive background checks or use any other means that it deems appropriate to gather information to evaluate potential candidates. Based on the results of the evaluation process, our Nominating and Corporate Governance Committee recommends candidates to our Board for approval as director nominees for election to our Board. In assessing our Board, our Nominating and Corporate Governance Committee will evaluate the overall composition of our Board, our Board’s contribution as a whole and its effectiveness in serving our best interests and the best interests of our stockholders.

Minimum Requirements
Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Some of the qualifications that our Nominating and Corporate Governance Committee may also consider include, but are not limited to, such candidate’s (i) level of expertise, (ii) potential conflicts of interests or other commitments, (iii) demonstrated excellence in his or her field, (iv) ability to exercise sound business judgment, (v) diversity with respect to personal background, perspective and experience and (vi) commitment to rigorously representing the long-term interests of the Company’s stockholders. Our Nominating and Corporate Governance Committee also reviews director candidates in the context of the current size and composition of our Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. Although our Board does not maintain a specific policy with respect to board diversity, our Board values diversity as a factor in selecting nominees. Our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences and may consider factors including gender, racial diversity, age, skills, and such other factors as it deems appropriate to maintain an appropriate balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for purposes of the Nasdaq Listing Rules.
Stockholder Recommendations and Nominations to the Board of Directors
Stockholders may submit recommendations for director candidates to our Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our Corporate Secretary at Scilex Holding Company, 960 San Antonio Road, Palo Alto, CA 94303, who will forward all recommendations to our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
Stockholder and Other Interested Party Communications
Our Board provides to every stockholder and any other interested parties the ability to communicate with our Board as a whole, and with individual directors on the Board, through an established process for stockholder communication. For a communication directed to our Board as a whole, stockholders and other interested parties may send such communication to our Corporate Secretary at Scilex Holding Company, 960 San Antonio Road, Palo Alto, CA 94303, Attn: Board of Directors c/o Corporate Secretary.
For a stockholder or other interested party communication directed to an individual director in his or her capacity as a member of our Board, stockholders and other interested parties may send such communication to the attention of the individual director at Scilex Holding Company, 960 San Antonio Road, Palo Alto, CA 94303, Attn: Name of Director.
Our Corporate Secretary, in consultation with appropriate members of our Board as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the Chairperson of our Board.
Insider Trading Policy and Hedging and Pledging Restrictions
The Board has adopted an insider trading policy (the “Insider Trading Policy”). The provisions of this policy expressly prohibit directors, officers and other employees of the Company and its subsidiaries from trading, either directly or indirectly, in securities of the Company after becoming aware of material nonpublic information related to the Company. To further ensure adherence with this policy, procedures have been established for setting blackout periods and permissible open trading windows, as well as advance notice of market transactions. The Insider Trading Policy provides guidance as to what constitutes material information and when information becomes public and addresses transactions by family members and under Company plans. The policy discusses the consequences of an insider trading violation as well as additional trading restrictions and reporting requirements applicable to directors, officers and designated key employees. The policy also contains guidelines and requirements related to the establishment of Rule
10b5-1
trading plans, in accordance with the new safe harbor requirements of Securities Exchange Act Rule
10b5-1.
Our Insider Trading Policy also prohibits any director, officer, employee or consultant from engaging in “short sales” of our equity securities, publicly trading in options, short-term trading, and hedging transactions involving our equity securities, provided that our Board, or a committee comprised solely of independent members of our Board, may approve a hedging transaction so long as the transaction does not hedge or offset any decrease in the market value of our equity securities. Further, our Insider Trading Policy restricts our designated insiders from pledging our equity securities as collateral for a loan or otherwise unless the transaction is pre-cleared
by our Insider Trading Compliance Officer. As a condition of pre-approving
any pledge of our equity securities, any designated insider seeking to pledge securities must clearly demonstrate his or her financial capacity to repay the loan without resort to the pledged securities.
Our Insider Trading Policy and related Rule
10b5-1
trading plan requirements have been filed with the SEC as an exhibit (Exhibit 19.1) to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2023, filed on March 12, 2024.
In addition, with regard to any trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.
Non-Employee
Director Compensation
Pursuant to our
Non-Employee
Director Compensation Policy for the compensation of our
non-employee
directors, during 2025, each of our
non-employee
directors received annual retainers, subject to proration, for service on our Board and its committees as follows:

Annual Cash Compensation	Amount
Board Members	$82,500
Chairs of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Commercialization and Transaction Committee	$37,500
Members of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Commercialization and Transaction Committee	$15,000

Equity Compensation	Number
Initial Stock Options	7,142
Annual Stock Options	2,857
All annual cash compensation amounts for our
non-employee
directors are payable in equal quarterly installments in arrears, following the end of each quarter in which the service occurred, pro-rated
for any partial months of service. The equity compensation paid to our non-employee
directors will vest monthly over a period of 48 months from the date of grant with respect to the initial stock option grants and over a period of 12 months from the date of grant with respect to the annual stock option grants, in each case, subject to continued service through each vesting date. Additionally, we will reimburse each outside director for reasonable travel expenses related to such director’s attendance at Board and committee meetings.
Employee directors receive no additional compensation for their service as a director.

Non-Employee Director Compensation Table

The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors during the year ended December 31, 2025.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Current Non-Employee Directors
Jay Chun, M.D., Ph.D.	173,445	248,922	—	422,367
Dorman Followwill	169,606	248,922	—	418,528
Yue Alexander Wu, Ph.D.	142,361	248,922	—	391,283
Former Non-Employee Director
Annu Navani, M.D.(3)	114,308	—	—	114,308

(1)

Dr. Ji, our Chief Executive Officer, President and Executive Chairperson, Mr. Shah, our former Chief Executive Officer and President, and Mr. Ma, our Chief Operating Officer, are not included in this table, as each of them was our employee and therefore received no compensation for his service as a director. Dr. Ji’s, Mr. Shah’s and Mr. Ma’s compensation as named executive officers are included in the section titled “Executive Compensation — Summary Compensation Table” below.

(2)

As of December 31, 2025, each of our current non-employee directors held options to purchase the following number of shares of our Common Stock: Dr. Chun: 20,000; Mr. Followwill: 20,000; and Dr. Wu: 20,000.

(3)	Dr. Navani resigned from our Board effective September 22, 2025.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is currently composed of five members. In accordance with our Certificate of Incorporation, our Board is divided into three staggered classes of directors. At the Annual Meeting, a Class I director will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in the control of our Company.

Nominee

Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Dorman Followwill as nominee for election as a Class I director at the Annual Meeting. If elected, Dorman Followwill will serve as a Class I director until the 2029 annual meeting of stockholders and until his successor is duly elected and qualified. Dorman Followwill is currently a director of our Company. For information concerning the nominee, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Dorman Followwill. We expect that Dorman Followwill will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter, which will result in no effect on the vote for this matter.

Director Interest

Dorman Followwill has an interest in this Proposal No. 1, as he is currently a member of our Board.

Vote Required

The election of directors requires a plurality of the votes cast by the stockholders entitled to vote at such election to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

THE DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed BPM LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2026.

Notwithstanding the appointment of BPM LLP, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of BPM LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our Audit Committee is submitting the appointment of BPM LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. One or more representatives of BPM LLP will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of BPM LLP, our Board may reconsider the appointment.

Change in Auditor

On December 5, 2024, our Audit Committee approved the appointment of BPM LLP (“BPM”) as our independent registered public accounting firm, effective immediately, for the quarter ended September 30, 2024 and the fiscal year ending December 31, 2024. BPM replaced Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm. BPM also served as independent registered public accounting firm for us with respect to the re-audit of our consolidated financial statements for the fiscal year ended December 31, 2023.

During our two most recent fiscal years and the subsequent interim period preceding BPM’s engagement, neither we nor anyone acting on our behalf consulted BPM regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and BPM did not provide either a written report or oral advice to us that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) on accounting principles or practices, financial statement disclosure or auditing scope or procedures or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

In order to complete its review of our financial statements as of, and for the period ended, September 30, 2024 (the “Q3 Financials”), our independent registered public accounting firm, Ernst & Young, requested that the Audit Committee conduct an investigation with respect to certain contracts entered into by us in June 2024 and September 2024, and the corresponding accounting for such contracts, which may impact Ernst & Young’s willingness to rely on management’s representations in connection with its review of the Q3 Financials. The contracts are comprised of the Commitment Side Letter entered into with FSF 33433 LLC (a copy of which was filed with the SEC as an exhibit to our Current Report on Form 8-K filed on June 12, 2024), a distribution agreement entered into with Endeavor Distribution LLC (“Distributor”) in June 2024, and the Satisfaction Agreement entered into with FSF 33433 LLC and Distributor (a copy of which was filed with the SEC as an exhibit to our Current Report on Form 8-K filed on September 18, 2024). As two of the contracts were entered into during our second fiscal quarter of 2024, the investigation of such contracts may have a material impact on our financial statements as of, and for the quarter ended, June 30, 2024, which are included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024 (the “Q2 Form 10-Q”).

In response to Ernst & Young’s request, our Audit Committee commenced an investigation with the assistance of independent counsel with respect to an evaluation of the above referenced contracts, the accounting treatment of such contracts, and related matters. Our Audit Committee was informed by its independent counsel in November 2024 that no conclusive findings have been made yet and its investigation would not be completed for at least several weeks. In addition, Ernst & Young informed our Audit Committee that, even after the investigation by independent counsel is complete, Ernst & Young could not provide any assurance as to when or whether it could timely complete its review of the Q3 Financials.

On November 19, 2024, because of Ernst & Young’s inability to provide such assurance regarding the completion of its review of the Q3 Financials, our Audit Committee (as such committee was constituted at the time the investigation commenced) voted to dismiss Ernst & Young, effective immediately. Ernst & Young had initially been engaged by us in 2020 when it was still a private company and was reengaged as our independent registered public accounting firm in 2022 in connection with us becoming a publicly traded company. Based on the Audit Committee’s prior discussions with Ernst & Young, we do not have any disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The reports of Ernst & Young on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of providing a qualification as to our ability to continue as a going concern.

During our fiscal years ended December 31, 2023 and December 31, 2022, and the subsequent interim period through November 19, 2024, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During our two most recent fiscal years and the subsequent interim period through November 19, 2024, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except (i) for the disclosure of the material weakness in our internal control over financial reporting as disclosed in Part II, Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2022 and (ii) that, as described in the Ernst & Young Letter (as defined below) and subsequently disclosed by us in the Form 8-K/A (as defined below), Ernst & Young advised our Audit Committee, including in a discussion on November 10, 2024, in substance, that information had come to Ernst & Young’s attention that if further investigated may materially impact the fairness or reliability of the financial statements issued or to be issued for the second and third quarters, or cause Ernst & Young to be unwilling to rely on management’s representations or be associated with the registrant’s financial statements, and at the time of Ernst & Young’s dismissal on November 19, 2024, such investigation was not complete.

We provided Ernst & Young with a copy of the foregoing disclosure and requested Ernst & Young to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made herein. On November 20, 2024, Ernst & Young furnished a copy of such letter to us stating that it disagrees with certain of the statements made by us (the “Ernst & Young Letter”), a copy of which was filed as an exhibit to our Current Report on Form 8-K/A filed with the SEC on November 22, 2024 (the “Form 8-K/A”).

As set forth below and described in the Form 8-K/A, we disagree with certain of the statements made by Ernst & Young in the Ernst & Young Letter.

First, in the fourth bullet point of the Ernst & Young Letter, Ernst & Young states that “The Executive Chairman asserted a view that the Audit Committee should terminate or suspend the independent investigation and/or terminate Ernst & Young.” The Company disagrees with this statement, as the Executive Chairman discussed Ernst & Young, among other things, the timing of Ernst & Young’s completion of its review of the Q3 Financials, the potential scenarios surrounding a possible transition to a new accounting firm if determined to do so by the Audit Committee due to the timing issues for Ernst & Young to complete its review of the Q3 Financials, and what level of support the Company might expect to receive from Ernst & Young during a transition to a new accounting firm.

Second, in the sixth bullet point of the Ernst & Young Letter, Ernst & Young states that “Subsequently, on November 19, Ernst & Young learned that the person who had been Chair of the Audit Committee was no longer on the Audit Committee, and the remaining members of the Audit Committee had decided to dismiss Ernst & Young as the Company’s auditor.” The Company believes that such statement suggests, incorrectly, that the Audit Committee had been reconstituted prior to a vote regarding Ernst & Young’s dismissal. As noted above, in the fifth paragraph of this section titled “Change in Auditor”, the members of the Audit Committee voted to dismiss Ernst & Young, and was comprised of the same members of the Audit Committee for the entirety of the investigation as of such date.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered by Ernst & Young LLP, BPM LLP, Pipara Excelus LLC, Moss Adams LLP and KBF CPAs LLP to our Company for our fiscal years ended December 31, 2025 and December 31, 2024.

	2025	2024
Audit Fees(1)	$5,230,045	$4,677,619
Audit-Related Fees	—	—
Tax Fees(2)	$317,379	—
All Other Fees(3)	$137,250	—

Total	$5,684,674	$4,677,619

(1)

Audit fees consist of fees for services rendered in connection with the annual audit and quarterly reviews of our consolidated financial statements. Audit fees also consist of services provided in connection with the issuance of auditors’ consents that were included in our registration statements filed in connection with certain of our securities offerings, consultation on accounting matters and services related to SEC filings. Audit fees also include audit fees for Semnur of $392,665 in 2025 and $1,071,000 in 2024.

(2)	Tax fees consist of fees for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning, and include tax fees for Semnur of $13,645 in 2025.
(3)	All other fees consists of business combination-related fees for Semnur of $137,250 in 2025.

Auditor Independence

In our fiscal year ended December 31, 2025, there were no other professional services provided by BPM LLP, other than those listed above, that would have required our Audit Committee to consider its compatibility with maintaining the independence of BPM LLP.

Pre-Approval Policies and Procedures

Our Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by our Audit Committee.

Our Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm. The term of the general pre-approval is 12 months from the date of approval, unless our Audit Committee specifically provides for a different period. If our Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by our Audit Committee.

Pursuant to its charter, our Audit Committee has delegated pre-approval authority to the chairperson of our Audit Committee so long as any such pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting. All services performed and related fees billed by BPM LLP during fiscal year 2025 were pre-approved by our Audit Committee pursuant to regulations of the SEC.

Vote Required

The ratification of the appointment of BPM LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon. Stockholder abstentions will not have any effect on the outcome of this proposal, so long as a quorum exists. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BPM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of The Nasdaq Stock Market LLC and the rules and regulations of the SEC.

In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and BPM LLP;

•	discussed with BPM LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•

received the written disclosures and the letter from BPM LLP required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence, and has discussed with them their independence.

Based on the Audit Committee’s review and discussions with management and BPM LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

AUDIT COMMITTEE

Dorman Followwill, Chairperson

Yue Alexander Wu, Ph.D.

Jay Chun, M.D., Ph.D.

The foregoing report of the Audit Committee is required by the SEC, is not “soliciting material,” and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO THE

2022 PLAN

We are asking our stockholders to approve the amendment to the 2022 Plan (such amendment, the “Plan Amendment”) to (i) increase the number of shares authorized for issuance thereunder by 1,300,000 shares from 1,465,789 shares to 2,765,789 shares and (ii) increase the number of shares authorized for issuance thereunder pursuant to the exercise of ISOs (such limit on the number of shares issuable pursuant to ISOs, the “ISO Limit”) to 2,765,789 shares, also in both cases, subject to the automatic annual increase provisions described below.

On October 17, 2022, our Board adopted, subject to the approval by our stockholders, the 2022 Plan. On November 9, 2022, our stockholders approved the 2022 Plan. The 2022 Plan became effective on November 9, 2022, the day immediately preceding the date of the closing of the Company’s business combination (the “Business Combination”). On January 1, 2023, pursuant to the terms of the 2022 Plan, (a) 161,541 shares of Common Stock were added to the shares available thereunder, pursuant to the automatic feature thereunder, which provides that the number of shares reserved for issuance thereunder will automatically increase on January 1 of each year for a period of ten years, commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of: (i) 4% of the total number of shares of Common Stock outstanding on December 31 of the immediately preceding year, (ii) 208,895 shares of Common Stock, and (iii) such number of shares of Common Stock determined by the Board or the Compensation Committee prior to January 1 of a given year, and (b) 161,541 shares of Common Stock were also added to the ISO Limit, in accordance with the automatic feature thereunder, which provides that the ISO Limit will increase commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of: (x) 4% of the total number of shares of Common Stock outstanding on December 31 of the immediately preceding year, (y) 208,895 shares of Common Stock, and (z) such number of shares of Common Stock determined by the Board or the Compensation Committee prior to January 1 of a given year.

On March 5, 2023, our Compensation Committee approved, and on May 4, 2023, our stockholders approved, an amendment to the 2022 Plan to (i) increase the number of shares authorized for issuance thereunder by 285,714 shares from 579,332 shares to 865,046 shares , (ii) increase the ISO Limit to 865,046 shares, and (iii) modify the commencement date of the automatic increase in the ISO Limit to January 1, 2024.

On April 28, 2026, our Compensation Committee approved, and we are submitting to our stockholders for approval, the Plan Amendment.

As of April 28, 2026, 197,547 shares of our Common Stock remain available for issuance under the 2022 Plan, including pursuant to the exercise of ISOs, and 1,059,347 shares are subject to outstanding awards thereunder.

Reasons for Approving the Plan Amendment

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

Our 2022 Plan is critical to our long-term goal of building stockholder value. As discussed in the “Board of Directors and Corporate Governance — Non-Employee Director Compensation” and “Executive Compensation” sections of this Proxy Statement, equity incentive awards are central to our compensation program and constitute a significant portion of our named executive officers’ total direct compensation. Our Board and its Compensation Committee believe that our ability to grant equity incentive awards to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate professionals with superior ability, experience and leadership capability. Equity compensation aligns the interests of our employees, directors and consultants with the interests of our stockholders, encourages retention and promotes actions that result in long-term stockholder value creation.

We Manage Our Equity Incentive Award Use Carefully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. The Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, retain and motivate employees.

Based on historical usage and our internal growth plans, we expect that the proposed 1,300,000 share increase in the number of shares available for issuance under the 2022 Plan, together with the shares currently reserved for future awards under the 2022 Plan and the potential annual automatic share reserve increases discussed below, would be sufficient for approximately three years of awards, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate for the fiscal year ended December 31, 2025 discussed below, and noting that future circumstances may require us to change our current equity grant practices.

The proposed 1,300,000 share increase would result in there being 2,765,789 shares of Common Stock subject to the 2022 Plan (which number is the sum of (i) 417,791 shares that were approved in connection with the initial adoption of the Equity Incentive Plan on the effective date thereof plus (ii) 161,541 shares previously added to the Equity Incentive Plan on January 1, 2023 in accordance with the automatic increase provision set forth therein plus (iii) an additional 285,714 shares approved by our stockholders at the 2023 Annual Meeting plus (iv) 182,953 shares previously added to the Equity Incentive Plan on January 1, 2024 in accordance with the automatic increase provision set forth therein plus (v) 208,895 shares previously added to the Equity Incentive Plan on January 1, 2025 in accordance with the automatic increase provision set forth therein plus (vi) 208,895 shares previously added to the Equity Incentive Plan on January 1, 2026 in accordance with the automatic increase provision set forth therein plus (vii) an additional 1,300,000 shares, if approved by our stockholders at the Annual Meeting). The Plan Amendment also increases the ISO Limit to 2,765,789 shares to correspond to the aggregate number of shares subject to the 2022 Plan, which is consistent with the terms of the 2022 Plan prior to the Plan Amendment.

If the Plan Amendment is approved, the share reserve under the 2022 Plan could last for a longer or shorter period of time, depending upon our future equity grant practices, which we cannot predict with any degree of certainty at this time. As discussed in further detail below, in determining the Plan Amendment, the Compensation Committee and the Board took into account, among other things, our stock price and volatility, share usage and burn rate during our fiscal year ended December 31, 2025 and dilution as of such date (or “overhang percentage”), the existing terms of our outstanding awards and the potential annual automatic share reserve increases discussed below.

The following table shows certain key equity metrics for the fiscal year ended December 31, 2025:

Key Equity Metrics	2025
Equity burn rate(1)	9.46%
Overhang(2)	12.89%

(1)

Equity burn rate is calculated by dividing (a) the number of shares subject to equity awards granted during the fiscal year by (b) the weighted-average number of shares outstanding during the period. Awards that were forfeited, cancelled or terminated (other than upon exercise) during 2025 are not excluded from the calculation. Our equity burn rate during the fiscal year ended December 31, 2025 is based on the following (which numbers are provided for illustrative purposes only):

2025
Stock options granted	803,005
Common Stock outstanding	8,491,267

Equity burn rate	9.46%

(2)

Overhang is calculated by dividing (a) the sum of (i) the number of shares subject to equity awards outstanding at the end of the fiscal year and (ii) the number of shares available for future grant, by (b) the sum of (i) the number of shares outstanding at the end of the fiscal year plus (ii) the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grant. Our overhang during the fiscal year ended December 31, 2025 is based on the following (which numbers are provided for illustrative purposes only):

2025
Shares subject to equity awards outstanding	1,059,347
Shares available for future grant	197,547
Common Stock outstanding	8,491,267

Overhang	12.89%

If the Plan Amendment is approved, the issuance of the additional shares to be reserved under the 2022 Plan would dilute existing stockholders by an additional 15% on a fully diluted basis, based on 8,491,267 shares of our Common Stock outstanding as of April 1, 2026 and an aggregate of 1,532,281 shares of our Common Stock subject to equity awards outstanding or available for future issuance (including pursuant to our 2023 Inducement Plan (the “Inducement Plan”)).

The total aggregate equity value of the additional authorized shares being requested under the 2022 Plan (above the shares currently remaining available for issuance thereunder), based on the closing price of our Common Stock on the Record Date ($6.90 per share), is $8,970,000.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the Plan Amendment is reasonable and appropriate at this time.

Each year, the Compensation Committee and our management review our overall compensation strategy. We are committed to effectively managing our equity compensation and we carefully review our burn rate. As evidenced by our historical burn rate, we achieve burn rates within the limits published by independent shareholder advisory groups, such as Institutional Shareholder Services, for biotechnology companies.

Summary of the 2022 Plan, as Amended by the Plan Amendment

The following description of certain features of the 2022 Plan, as amended by the Plan Amendment, is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2022 Plan, as amended by the Plan Amendment, a copy of which is attached hereto as Appendix A.

Purpose

The purpose of the 2022 Plan is to secure and retain the services of employees, directors and consultants, to provide incentives for such persons to exert maximum efforts for our success and to provide a means by which such persons may be given an opportunity to benefit from increases in value of our Common Stock through the granting of awards under the 2022 Plan.

Eligibility

Our equity incentive program is broad-based. As of April 1, 2026, approximately 28 of our employees had received grants of equity awards, three of our non-employee directors had received grants of equity awards and approximately 22 of our consultants had received grants of equity awards. As of April 1, 2026, there were approximately 28 employees, three non-employee directors and 21 consultants eligible to participate in the 2022 Plan. As of April 1, 2026, there were no non-employees to whom an offer of employment had been extended by the Company or an affiliate.

Awards

The 2022 Plan provides for the grant of ISOs within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to our employees, directors and consultants and any of our affiliates’ employees and consultants.

Authorized Shares

If our stockholders approve the Plan Amendment, the aggregate number of shares of our Common Stock authorized for issuance under the 2022 Plan as of the date of the Annual Meeting, subject to certain adjustments in accordance with the terms thereof, will be 2,765,789 shares, which number is the sum of (i) 417,791 shares of our Common Stock that were approved in connection with the initial adoption of the 2022 Plan on the effective date thereof plus (ii) 161,541 shares previously added to the 2022 Plan on January 1, 2023 in accordance with the automatic increase described in the 2022 Plan plus (iii) an additional 285,714 shares approved by our stockholders at the 2023 annual meeting of stockholders plus (iv) 182,953 shares previously added to the 2022 Plan on January 1, 2024 in accordance with the automatic increase described in the 2022 Plan plus (v) 208,895 shares previously added to the 2022 Plan on January 1, 2025 in accordance with the automatic increase described in the 2022 Plan plus (vi) 208,895 shares previously added to the 2022 Plan on January 1, 2026 in accordance with the automatic increase described in the 2022 Plan plus (vii) an additional 1,300,000 shares approved by our stockholders at the Annual Meeting plus (viii) an additional number of shares of our Common Stock, if any, and as such shares become available from time to time, equal to the number of shares subject to outstanding awards granted under the Scilex Holding Company 2019 Stock Option Plan (the “2019 Stock Option Plan”), that, following the effective date of the 2022 Plan, (a) were not issued because the award or any portion of the award expired or otherwise terminated without all of the shares covered by the award having been issued, (b) were not issued because the award or any portion thereof was settled in cash, (c) were forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, (d) were withheld or reacquired to satisfy the exercise, strike or purchase price or (e) were withheld or reacquired to satisfy a tax withholding obligation. In addition, the number of shares of our Common Stock reserved for issuance under the 2022 Plan automatically increases on January 1 of each year for a period of ten years, and such increases began on January 1, 2023 and will end on (and include) January 1, 2032, in an amount equal to the lesser of (1) 4% of the total number of shares of our Common Stock outstanding on December 31 of the immediately preceding year, (2) 208,895 shares of Common Stock (subject to adjustment for recapitalizations, stock splits, stock dividends and similar transactions), and (3) such number of shares of our Common Stock determined by our Board or our Compensation Committee prior to January 1 of a given year. If our stockholders approve the Plan Amendment, notwithstanding anything to the contrary in the foregoing sentences and subject to certain adjustments in accordance with the terms of the 2022 Plan, the ISO Limit will be increased to 2,765,789 shares, which amount automatically increases on January 1 of each year, and such increases commenced on January 1, 2024 and will end on (and include) January 1, 2032, in an amount equal to the lesser of (i) 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (ii) 208,895 shares of Common Stock (subject to adjustment for recapitalizations, stock splits, stock dividends and similar transactions), and (iii) such number of shares of our Common Stock determined by our Board or our Compensation Committee prior to January 1 of a given year. All of the foregoing share numbers are subject to adjustment as necessary to implement any changes in our capital structure (as described below).

Shares subject to awards that will be granted under the 2022 Plan that expire or terminate without being exercised in full will not reduce the number of shares available for issuance under the 2022 Plan. The settlement of any portion of an award in cash will not reduce the number of shares available for issuance under the 2022 Plan. Shares of Common Stock withheld under an award to satisfy the exercise, strike or purchase price of an award or to satisfy a tax withholding obligation will not reduce the number of shares that will be available for issuance under the 2022 Plan. With respect to a stock appreciation right, only shares of Common Stock that are issued upon settlement of the stock appreciation right will count towards reducing the number of shares available for issuance under the 2022 Plan. If any shares of our Common Stock issued pursuant to an award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares; (ii) to satisfy the exercise, strike or purchase price of an award; or (iii) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2022 Plan.

Plan Administration

Our Board, or a duly authorized committee of our Board, administers the 2022 Plan. Our Board, or a duly authorized committee of our Board, may, in accordance with the terms of the 2022 Plan, delegate to one or more of our officers the authority to (i) designate employees (other than officers) to be recipients of specified awards, and to the extent permitted by applicable law, the terms of such awards; and (ii) determine the number of shares of Common Stock to be subject to such awards granted to such employees. Under the 2022 Plan, our Board, or a duly authorized committee of our Board, will have the authority to determine: award recipients; how and when each award will be granted; the types of awards to be granted; the provisions of each award, including the period of exercisability and the vesting schedule applicable to an award; the number of shares of Common Stock or cash equivalent subject to each award; the fair market value applicable to an award; and the terms of any performance award that is not valued in whole or in part by reference to, or otherwise based on, Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

Under the 2022 Plan, (i) our Board will not, without stockholder approval, (a) reduce the exercise or strike price of an option or stock appreciation right (other than in connection with a capitalization adjustment), and (b) at any time when the exercise or strike price of an option or stock appreciation right is above the fair market value of a share of Common Stock, cancel and re-grant or exchange such option or stock appreciation right for a new award with a lower (or no) purchase price or for cash, and (ii) a participant’s rights under any award will not be materially adversely impaired by any amendment without the participant’s written consent.

We will also designate a plan administrator to administer the day-to-day operations of the 2022 Plan.

Stock Options

Options will be granted under stock option agreements adopted by our Board. Each option will be designated in writing as an ISO or an NSO. Our Board will determine the exercise price for stock options, within the terms and conditions of the 2022 Plan, except the exercise price of a stock option generally will not be less than 100% (or 110% in the case of ISOs granted to a person who owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations, or a ten percent stockholder) of the fair market value of our Common Stock on the date of grant. Options granted under the 2022 Plan will vest at the rate specified in the stock option agreement as will be determined by our Board. The terms and conditions of separate options need not be identical.

No option will be exercisable after the expiration of ten years (or five years in the case of ISOs granted to a ten percent stockholder) or a shorter period specified in the applicable award agreement. Unless the terms of an optionholder’s stock option agreement, or other written agreement between us and the recipient, provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. An optionholder may not exercise an option at any time that the issuance of shares upon such exercise would violate applicable law. Unless provided otherwise in the optionholder’s stock option agreement or other written agreement between an optionholder and us, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than for cause and, at any time during the last thirty days of the applicable post-termination exercise period: (i) the exercise of the optionholder’s option would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate applicable law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate our trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that begins after the date the award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period. There is no limitation as to the maximum permitted number of extensions. However, in no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by our Board and may include (i) cash or check, bank draft or money order payable to us; (ii) a broker-assisted cashless exercise; (iii) subject to certain conditions, the tender of shares of our Common Stock previously owned by the optionholder; (iv) a net exercise of the option if it is an NSO; or (v) other legal consideration acceptable to our Board.

Unless our Board provides otherwise, options or stock appreciation rights generally will not be transferable except by will or the laws of descent and distribution. Subject to approval of our Board or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Limitations on ISOs

The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans or plans of our affiliates may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards

Subject to the terms of the 2022 Plan, each restricted stock unit award will have such terms and conditions as determined by our Board. A restricted stock unit award represents a participant’s right to be issued on a future date the number of shares of our Common Stock that is equal to the number of restricted stock units subject to the award. A participant will not have voting or any other rights as a stockholder of ours with respect to any restricted stock unit award (unless and until shares are actually issued in settlement of a vested restricted stock unit award). A restricted stock unit award will be granted in consideration for a participant’s services to us or an affiliate, such that the participant will not be required to make any payment to us (other than such services) with respect to the grant or vesting of the restricted stock unit award, or the issuance of any shares of Common Stock pursuant to the restricted stock unit award. Our Board may determine that restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock (or any combination of our Common Stock and cash), or in any other form of consideration determined by our Board and set forth in the restricted stock unit award agreement. At the time of grant, our Board may impose such restrictions or conditions on the award of restricted stock units that delay delivery to a date following the vesting of the award. Additionally, dividend equivalents may be paid or credited in respect of shares of Common Stock covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards

Restricted stock awards will be granted under restricted stock award agreements adopted by our Board. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us or any of our affiliates, or any other form of legal consideration that may be acceptable to our Board and permissible under applicable law. Our Board will determine the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Dividends may be paid or credited with respect to shares subject to a restricted stock award, as determined by our Board and specified in the applicable restricted stock award agreement. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of Common Stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights

Stock appreciation rights will be granted under stock appreciation right agreements adopted by our Board and denominated in shares of Common Stock equivalents. The terms of separation stock appreciation rights need not be identical. Our Board will determine the purchase price or strike price for a stock appreciation right, which generally will not be less than 100% of the fair market value of our Common Stock on the date of grant. A stock appreciation right granted under the 2022 Plan will vest at the rate specified in the stock appreciation right agreement as will be determined by our Board. Stock appreciation rights may be settled in cash or shares of our Common Stock (or any combination of our Common Stock and cash) or in any other form of payment, as determined by our Board and specified in the stock appreciation right agreement.

Our Board will determine the term of stock appreciation rights granted under the 2022 Plan, up to a maximum of ten years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. If a participant’s service relationship with us or any of our affiliates ceases due to death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation rights for a period of 18 months following the date of death. If a participant’s service relationship with us or any of our affiliates ceases due to disability, the participant may generally exercise any vested stock appreciation rights for a period of 12 months following the cessation of service. In the event of a termination for cause, stock appreciation rights generally terminate upon the termination date. A holder of a stock appreciation right may not exercise a stock appreciation right at any time that the issuance of shares upon such exercise would violate applicable law. Unless provided otherwise in the stock appreciation right agreement or other written agreement between the participant and us, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than for cause and, at any time during the last thirty days of the applicable post-termination exercise period: (i) the exercise of the participant’s stock appreciation right would be prohibited solely because the issuance of shares upon such exercise would violate applicable law, or (ii) the immediate sale of any shares issued upon such exercise would violate our trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that begins after the date the award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period. There is no limitation as to the maximum permitted number of extensions. However, in no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards

The 2022 Plan will permit the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our Common Stock. The performance goals may be based on any measure of performance selected by our Board. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by our Board at the time the performance award is granted, our Board will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

Our Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for the performance period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the performance award agreement or the written terms of a performance cash award. Our Board will determine the length of any performance period, the performance goals to be achieved during a performance period and the other terms and conditions of such awards.

Other Stock Awards

Our Board will be permitted to grant other awards, based in whole or in part by reference to, or otherwise based on, our Common Stock, either alone or in addition to other awards. Our Board will have the sole and complete discretion to determine the persons to whom and the time or times at which other stock awards will be granted, the number of shares under the other stock award (or cash equivalent) and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit

The aggregate value of all compensation granted or paid following the effective date of the 2022 Plan to any individual for service as a non-employee director with respect to any fiscal year, including awards granted under the 2022 Plan (valued based on the grant date fair value for financial reporting purposes) and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value, except such amount will increase to $1,000,000 for the year in which a non-employee director is first appointed or elected to our Board.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, our Board will appropriately and proportionately adjust (i) the class(es) and maximum number of shares subject to the 2022 Plan and the maximum number of shares by which the share reserve may annually increase pursuant to the 2022 Plan; (ii) the class(es) and maximum number of shares that may be issued on the exercise of ISOs; and (iii) the class(es) and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding awards granted under the 2022 Plan.

Corporate Transactions

In the event of a corporate transaction (as defined below), unless otherwise provided in a participant’s award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by our Board at the time of grant, any awards outstanding under the 2022 Plan may be assumed, continued or substituted for, in whole or in part, by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to our Common Stock issued pursuant to awards may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such awards, then (i) with respect to any such awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, unless provided otherwise in the applicable award agreement, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction) as our Board determines (or, if our Board does not determine such a date, to the date that is five days prior to the effective time of the corporate transaction), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the effectiveness of the corporate transaction); and (ii) any such awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the occurrence of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event an award will terminate if not exercised prior to the effective time of a corporate transaction, our Board may provide, in its sole discretion, that the holder of such award may not exercise such award but instead will receive a payment, in such form as may be determined by our Board, equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the award, over (ii) any per share exercise price payable by such holder, if applicable. As a condition to the receipt of an award, a participant will be deemed to have agreed that the award will be subject to the terms of any agreement under the 2022 Plan governing a corporate transaction involving us.

Under the 2022 Plan, a “corporate transaction” generally will be the consummation, in a single transaction or in a series of related transactions, of (i) a sale or other disposition of all or substantially all, as determined by our Board, of the consolidated assets of us and our subsidiaries; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Common Stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Transferability

Except as expressly provided in the 2022 Plan or the form of award agreement, awards granted under the 2022 Plan may not be transferred or assigned by a participant. After the vested shares subject to an award have been issued, or in the case of a restricted stock award and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of our trading policy and applicable law.

Clawback/Recovery

All awards granted under the 2022 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law and any clawback policy that we otherwise adopt, to the extent applicable and permissible under applicable law. In addition, our Board may impose such other clawback, recovery or recoupment provisions in an award agreement as our Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of cause.

Amendment or Termination

Our Board may accelerate the time at which an award granted under the 2022 Plan may first be exercised or the time during which an award grant under the 2022 Plan or any part thereof will vest, notwithstanding the provisions in the award agreement stating the time at which it may first be exercised or the time during which it will vest. Our Board will have the authority to amend, suspend, or terminate the 2022 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments will also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our Board adopts the 2022 Plan. No awards may be granted under the 2022 Plan while it is suspended or after it is terminated.

Federal Income Tax Consequences Associated with the 2022 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2022 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Nonstatutory Stock Options. For federal income tax purposes, if an optionee is granted an NSO under the 2022 Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, upon exercise of NSOs, the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the excess of the fair market value of a share of our Common Stock over the option exercise price on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of our Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (a) two years after the date of grant of the option or (b) within one year of the date the shares were transferred to the optionee. If the shares acquired upon exercise of the ISO are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the excess of the fair market value of a share of our Common Stock over the option exercise price on the date of the option’s exercise will be taxed at ordinary income rates (or, if less, the gain on the sale), and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered an item of adjustment for alternative minimum tax purposes.

An ISO exercised more than three months after an optionee terminates employment, for reasons other than death or disability, will be taxed as an NSO, and the optionee will recognize ordinary income on the exercise. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Restricted Stock. An individual to whom restricted stock is issued generally will not recognize taxable income upon such issuance, and we generally will not then be entitled to a deduction, unless an election is made by the participant under Section 83(b) of the Code (“Section 83(b)”). However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the individual generally will recognize ordinary income, and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price of such shares, and we will be entitled to a deduction for the same amount.

Stock Appreciation Rights. A participant will not be taxed upon the grant of a stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount of cash or the fair market value of the stock received upon exercise. At the time of exercise, we will be eligible for a tax deduction as a compensation expense equal to the amount that the participant recognizes as ordinary income.

Performance Awards and Other Stock Awards. The participant will have ordinary income upon receipt of stock or cash payable under performance awards, dividend equivalents, restricted stock units and stock payments. We will be eligible for a tax deduction as a compensation expense equal to the amount of ordinary income recognized by the participant.

Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1.0 million the amount of compensation that we may deduct in any calendar year for certain current and former executive officers. For grants under the 2022 Plan, we will not be able to take a deduction for any compensation in excess of $1.0 million that is paid to a covered officer.

Requirements of Section 409A of the Code. Certain awards under the 2022 Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code (“Section 409A”), which imposes certain requirements on compensation that is deemed under Section 409A to involve nonqualified deferred compensation. Among other things, the requirements relate to the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to comply with these requirements (or an exception from such requirements) may result in the immediate taxation of all amounts deferred under the nonqualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, the imposition of an additional 20% income tax on the participant for the amounts required to be included in gross income and the possible imposition of penalty interest on the unpaid tax. Generally, Section 409A does not apply to incentive awards that are paid at the time the award vests. Likewise, Section 409A typically does not apply to restricted stock. Section 409A may, however, apply to incentive awards the payment of which is delayed beyond the calendar year in which the award vests. Treasury regulations generally provide that the type of awards provided under the 2022 Plan will not be considered nonqualified deferred compensation. However, to the extent that Section 409A applies to an award issued under the 2022 Plan, the 2022 Plan and all such awards will, to the extent practicable, be construed in accordance with Section 409A. Under the 2022 Plan, the administrator has the discretion to grant or to unilaterally modify any award issued under the 2022 Plan in a manner that conforms with the requirements of Section 409A with respect to deferred compensation or voids any participant election to the extent it would violate Section 409A. The administrator also has sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the 2022 Plan and all awards issued under the 2022 Plan.

New Plan Benefits

Future awards, if any, that will be made to eligible persons under the 2022 Plan are subject to the discretion of the administrator and, therefore, we cannot currently determine the benefits or number of shares of our Common Stock subject to awards that may be granted in the future to our employees, directors and consultants under the 2022 Plan. No awards have been granted that are contingent on the approval of the Plan Amendment.

For illustrative purposes only, the following table sets forth (i) the aggregate number of shares subject to options granted under the 2022 Plan to our named executive officers (other than Mr. Shah), to all current executive officers, as a group, to all directors who are not executive officers, as a group, and to all employees who are not executive officers, as a group (even if not currently outstanding) and (ii) the weighted-average per share exercise price of such options.

Name of Individual or Group and Position	Number of Shares Subject to Options	Weighted- Average Per Share Exercise Price ($)
Henry Ji, Ph.D. Chief Executive Officer, President and Executive Chairperson	382,856	$17.53
Stephen Ma Chief Financial Officer, Chief Operating Officer, Senior Vice President and Secretary	74,284	$16.46
All current executive officers, as a group (2 persons)	457,140	$17.36
All current directors who are not current executive officers, as a group (3 persons)	90,410	$23.51
All employees who are not current executive officers, as a group (0 persons as of April 1, 2026)	—	$—

Form S-8 Registration Statement

We intend to file a registration statement on Form S-8 to register all of the additional shares of our Common Stock to be reserved for issuance under the 2022 Plan pursuant to the Plan Amendment.

Director Interest

Our directors and executive officers have an interest in this Proposal No. 3 because our directors and executive officers are eligible to participate in the 2022 Plan.

Vote Required

The approval of the Plan Amendment requires the affirmative vote of the majority of the shares present by remote communication or represented by proxy at the Annual Meeting and by the holders entitled to vote thereon to be approved. Stockholder abstentions will not have any effect on the outcome of this proposal, so long as a quorum exists. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PLAN AMENDMENT.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 1, 2026. Each of our executive officers is appointed by, and serves at the discretion of, our Board and holds office until his successor is duly elected and qualified or until his earlier resignation or removal.

Name	Age	Position(s)
Henry Ji, Ph.D.	61	Chief Executive Officer, President and Executive Chairperson
Stephen Ma	53	Chief Financial Officer, Chief Operating Officer, Senior Vice President, Secretary and Director

Executive Officers

Henry Ji, Ph.D. Please see the section titled “Board of Directors and Corporate Governance Continuing Directors” above for Dr. Ji’s biography.

Stephen Ma. Please see the section titled “Board of Directors and Corporate Governance Continuing Directors” above for Mr. Ma’s biography.

EXECUTIVE COMPENSATION

Overview

To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits programs to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our goals. We believe our compensation programs should promote the success of the Company and align executive incentives with the long-term interests of our stockholders. This section provides an overview of the material components of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. The following is a discussion and analysis of the material components of the compensation arrangements of Scilex’s named executive officers in 2025. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Our Board or the Compensation Committee, with input from our Executive Chairperson and Chief Executive Officer, historically determined the compensation for Scilex’s named executive officers. Our named executive officers for the year ended December 31, 2025, were Jaisim Shah, our former Chief Executive Officer and President, Henry Ji, Ph.D., our Chief Executive Officer, President and Executive Chairperson, and Stephen Ma, our Chief Financial Officer, Chief Operating Officer, Senior Vice President and Secretary.

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or accrued to our named executive officers for the fiscal years ended December 31, 2025 and December 31, 2024:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Jaisim Shah	2025	1,250,000	(1)	—	—	—	—	—	21,044	(4)	1,271,044
Former Chief Executive Officer, President and Director	2024	1,250,000		—	—	—	—	—	16,574	(4)	1,266,574
Henry Ji, Ph.D.	2025	1,557,663	(2)	—	—	1,493,532	—	—	18,300	(4)	3,069,495
Chief Executive Officer, President and Executive Chairperson	2024	1,250,000		—	—	—	—	—	11,651	(4)	1,261,651
Stephen Ma	2025	696,494	(3)	—	—	746,766	—	—	22,289	(4)	1,465,549
Chief Financial Officer, Chief Operating Officer, Senior Vice President and Secretary	2024	600,000		—	—	—	—	—	13,821	(4)	613,821

(1)	Such amount includes Mr. Shah’s salary of $427,083 for his role as an executive officer of Semnur during 2025.
(2)	Such amount includes Dr. Ji’s salary of $312,871 for his role as an executive officer of Semnur during 2025.
(3)	Such amount includes Mr. Ma’s salary of $151,494 for his role as an executive officer of Semnur during 2025.

(4)	Represents (a) matching contributions made to the named executive officer under the Company’s 401(k) plan and (b) life insurance premiums paid by the Company for his benefit.

Narrative Disclosure to Summary Compensation Table

Arrangements with Executive Officers

During the year ended December 31, 2024, each of Mr. Shah and Dr. Ji was an executive officer of Semnur. During the year ended December 31, 2025, each of Mr. Shah, Dr. Ji and Mr. Ma was an executive officer of Semnur. As Semnur is a majority owned subsidiary of Scilex and executives of Scilex are required to provide services to Scilex’s subsidiaries, neither Dr. Ji nor Mr. Shah nor Mr. Ma received any additional cash or equity compensation from Semnur for services rendered to Semnur for the year ended December 31, 2024 and Semnur had not entered into any employment agreements with Dr. Ji, Mr. Shah or Mr. Ma, prior to the closing of Semnur’s business combination. Instead, the costs associated with the time spent by Dr. Ji, Mr. Shah and Mr. Ma, and any other employees of Scilex, working on matters for Semnur is allocated to Semnur and reflected in the Summary Compensation Table above. These costs are then included in Semnur’s operating expenses as either research and development expenses, if such individual is engaged in research and development functions related to the SP-102 program, or general and administrative expenses, if such individual is engaged in executive, marketing, finance, corporate and business development and administrative functions.

After the consummation of Semnur’s business combination, Dr. Ji and Mr. Ma continue to dedicate time to both Scilex and Semnur. During the year ended December 31, 2024, Mr. Shah previously dedicated approximately 80% of his time to Scilex and 20% to Semnur, Dr. Ji dedicated approximately 99% of his time to Scilex and 1% to Semnur and Mr. Ma dedicated approximately 80% of his time to Scilex and 20% to Semnur. Each officer’s hours fluctuated weekly based on the specific needs of Scilex and Semnur. After the consummation of Semnur’s business combination, each of Dr. Ji and Mr. Ma increased the aggregate number of hours he is working and splits his time equally between Scilex and Semnur.

Scilex entered into an offer letter with Mr. Shah in connection with his service as Chief Executive Officer and President, from which he resigned in August 2025. The material terms of the offer letter are described below.

Shah Offer Letter and Compensation

Scilex entered into an offer letter with Mr. Shah (the “Shah Offer Letter”), dated April 19, 2019, pursuant to which Mr. Shah serves as the Chief Executive Officer of Scilex Pharma. Under the Shah Offer Letter, Mr. Shah’s annual base salary was initially set at $407,925, which was increased to $579,280 in 2020 and to $792,000 on November 11, 2022 (but became effective as of March 17, 2022). On September 22, 2023, our Compensation Committee approved an increase in Mr. Shah’s annual base salary to $1,250,000 and a bonus target of 150% of his base salary, effective as of October 16, 2023. Mr. Shah’s employment with Scilex is at-will, and either Scilex or Mr. Shah may terminate the terms and conditions of the employment relationship at any time, with or without cause and with or without notice.

On June 6, 2019, Scilex issued to Mr. Shah an option to purchase 232,195 shares of Common Stock, with an exercise price equal to $60.55 per share. On December 21, 2020, Scilex issued to Mr. Shah an option to purchase 46,470 shares of Common Stock, with an exercise price equal to $60.55 per share. The shares subject to the forgoing options are now fully vested. The foregoing number of shares and exercise prices for Mr. Shah’s options reflect the application of the Exchange Ratio (as defined below) in the Business Combination. On January 17, 2023, Scilex issued to Mr. Shah an option to purchase 48,571 shares of Common Stock, with an exercise price of $282.80 per share, and on October 4, 2023, Scilex issued to Mr. Shah an option to purchase 5,714 shares of Common Stock, with an exercise price of $49.35 per share. The shares subject to such options vest in 48 equal monthly installments following the respective grant date, subject to Mr. Shah providing continuous service (as defined in the 2022 Plan) on each such vesting date, inclusive. To the extent such options are unvested, the foregoing options will vest in full if there is a Change in Control (as defined in the Severance Agreement (as defined below) to which Mr. Shah is a party).

Ji Compensation

Scilex has not entered into an offer letter or employment agreement in connection with Dr. Ji’s service as our Executive Chairperson or Chief Executive Officer and President. On November 11, 2022, our Compensation Committee approved Dr. Ji’s annual base salary of $792,000 and bonus of $554,400, effective as of March 17, 2022. On September 22, 2023, our Compensation Committee approved an increase in Dr. Ji’s annual base salary to $1,250,000 and a bonus target of 150% of his base salary, effective as of October 16, 2023.

On September 20, 2019, Scilex issued to Dr. Ji, in connection with his service as a director, an option to purchase 58,048 shares of Common Stock, with an exercise price equal to $60.55 per share. The shares subject to such option are now fully vested. The foregoing number of shares and exercise price for Dr. Ji’s option reflects the application of the Exchange Ratio in the Business Combination. On January 17, 2023, Scilex issued to Dr. Ji an option to purchase 257,142 shares of Common Stock, with an exercise price of $282.80 per share, and on October 4, 2023, Scilex issued to Dr. Ji an option to purchase 5,714 shares of Common Stock, with an exercise price of $49.35 per share. The shares subject to such options vest in 48 equal monthly installments following the respective grant date, subject to Dr. Ji providing continuous service (as defined in the 2022 Plan) on each such vesting date, inclusive. To the extent such options are unvested, the foregoing options will vest in full if there is a Change in Control (as defined in the Severance Agreement (as defined below) to which Dr. Ji is a party).

Ma Compensation

Scilex has not entered into an offer letter or employment agreement in connection with Mr. Ma’s service as our Chief Financial Officer, Senior Vice President and Secretary or as Chief Operating Officer. On September 22, 2023, our Compensation Committee approved Mr. Ma’s annual base salary of $600,000 and a bonus target of 60% of his base salary, effective as of October 16, 2023.

On January 17, 2023, Scilex issued to Mr. Ma an option to purchase 10,000 shares of Common Stock, with an exercise price of $282.80 per share, and on October 4, 2023, Scilex issued to Mr. Ma an option to purchase 4,285 shares of Common Stock, with an exercise price of $49.35 per share. The shares subject to such options vest in 48 equal monthly installments following the respective grant date, subject to Mr. Ma providing continuous service (as defined in the 2022 Plan) on each such vesting date, inclusive. To the extent such options are unvested, the foregoing options will vest in full if there is a Change in Control (as defined in the Severance Agreement (as defined below) to which Mr. Ma is a party).

Potential Payments upon Termination or Change in Control

Severance and Change in Control Agreements

On September 22, 2023, our Compensation Committee approved the material terms of, and authorized us to enter into, severance and change in control arrangements with our Executive Chairperson, Chief Executive Officer, Chief Financial Officer and each other executive of the Company holding a senior vice president position or above (each, a “Participating Executive”), with such arrangements to be set forth in severance and change in control agreements (each a “Severance Agreement”). The named executive officers executed their respective Severance Agreements on November 8, 2023.

The Severance Agreements generally provide for, among other things, the following benefits in the event of (i) the executive’s termination without cause or resignation for good reason and (ii) a change in control of the Company.

Termination without a change in control

If any Participating Executive (including each of our named executive officers) is terminated without cause or resigns for good reason, in either case, prior to a change in control, and subject to an irrevocably effective general release of claims in our favor, such executive shall be entitled to receive (i) one year’s base salary, paid on a monthly basis, (ii) 12 months of benefits and (iii) with respect to any Company stock options held by such executive that have vested as of the date of such termination or resignation, such stock options shall be exercisable for a period of 24 months following such date of termination or resignation (or, if earlier, until the expiration of the maximum term of the option).

Payments upon a change in control

Upon a change in control of the Company, Dr. Ji, our Executive Chairperson, and Mr. Shah, our Chief Executive Officer, each shall be entitled to received (i) a lump sum payment equal to three times such executive’s annual base salary, (ii) a lump sum payment equal to three times such executive’s target bonus amount, (iii) a lump sum payment equal to $3,000 multiplied by 36 in respect of payments for benefits, and (iv) accelerated vesting of all time-based vesting equity awards, with stock options remaining exercisable for a period of not less than 24 months following the change in control (or, if earlier, until the expiration of the maximum term of the option).

Upon a change in control of the Company, Mr. Ma, our Chief Financial Officer, Senior Vice President and Secretary, shall be entitled to receive (i) a lump sum payment equal to two times such executive’s annual base salary, (ii) a lump sum payment equal to two times such executive’s target bonus amount, (iii) a lump sum payment equal to $3,000 multiplied by 24 in respect of payments for benefits, and (iv) accelerated vesting of all time-based vesting equity awards, with stock options remaining exercisable for a period of not less than 24 months following the change in control (or, if earlier, until the expiration of the maximum term of the option).

For any other Participating Executive, upon a change in control, such executive shall be entitled to receive (i) a lump sum payment equal to such executive’s annual base salary, (ii) a lump sum payment equal to such executive’s target bonus amount, (iii) a lump sum payment equal to $3,000 multiplied by 12 in respect of payments for benefits, and (iv) accelerated vesting of all time-based vesting equity awards, with stock options remaining exercisable for a period of not less than 24 months following the change in control (or, if earlier, until the expiration of the maximum term of the option).

Perquisites, Health, Welfare and Retirement Benefits

Our executive officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, vision and dental insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. We do, however, pay the premiums for medical, vision and dental insurance for all of our employees, including our named executive officers. Our Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

Pension Benefits and Nonqualified Deferred Compensation

We maintain a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary and are determined on an individual basis, limited to the maximum amount allowable under federal tax regulations. We made matching contributions to the 401(k) plan totaling $0.4 million and $0.6 million for each of the years ended December 31, 2025 and 2024, respectively.

Dr. Ji and Mr. Ma participate (and Mr. Shah participated) in our tax-qualified Section 401(k) plan and we provide a 4% matching contribution up to an annual compensation limit ($350,000 in 2025).

We do not provide any other pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan during the year ended December 31, 2025.

Outstanding Equity Awards at Fiscal Year-End 2025

The following table presents certain information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2025. Following the Business Combination, each outstanding equity award with respect to our Common Stock reflected in the table below was equitably adjusted in accordance with the terms of the Merger Agreement (as defined below) and the 2019 Stock Option Plan.

	Option Awards(1)(2)
Name	Option Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share ($)		Option Expiration Date
Jaisim Shah	6/6/2019	3/18/2019	(3)	231,795	—	$60.55		6/6/2029
	12/21/2020	12/21/2020	(3)	46,470	—	$60.55		12/21/2030
	1/17/2023	1/17/2023	(4)	35,416	13,154	$282.80		1/17/2033
	10/4/2023	10/4/2023	(4)	2,143	2,619	$49.35		10/4/2033
Henry Ji, Ph.D.	9/20/2019	3/18/2019	(3)	58,048	—	$60.55		9/20/2029
	1/17/2023	1/17/2023	(4)	187,498	69,644	$16.80	(5)	1/17/2033
	10/4/2023	10/4/2023	(4)	2,924	2,619	$49.35		10/4/2033
	10/8/2025	10/8/2025	(4)	5,000	115,000	$17.58		10/8/2035
Stephen Ma	6/13/2019	3/18/2019	(3)	1,924	—	$60.55		6/13/2029
	12/21/2020	12/21/2020	(3)	1,443	—	$60.55		12/21/2030
	1/17/2023	1/17/2023	(4)	7,291	2,708	$16.80	(5)	1/17/2033
	10/4/2023	10/4/2023	(4)	2,265	1,963	$49.35		10/4/2033
	10/8/2025	10/8/2025	(4)	2,500	57,500	$17.58		10/8/2035

(1)

On November 10, 2022 (the “Closing Date”), the Company consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated as of March 17, 2022 and as amended by Amendment No. 1 to Agreement and Plan of Merger, dated September 12, 2022 (the “Merger Agreement”), by and among Vickers Vantage Corp. I (“Vickers”), Vantage Merger Sub Inc., a then-wholly-owned subsidiary of Vickers (“Merger Sub”), and the pre-Business Combination Scilex Holding Company (now named Scilex, Inc.) (“Legacy Scilex”), a then-majority-owned subsidiary of Sorrento. Pursuant to the terms of the Merger Agreement, on the Closing Date, (i) Merger Sub merged with and into Legacy Scilex, with Legacy Scilex as the surviving company in the Business Combination, and, after giving effect to such Business Combination, Legacy Scilex became a wholly owned subsidiary of Vickers and changed its name to “Scilex, Inc.”, and (ii) Vickers changed its name to “Scilex Holding Company”. Pursuant to the terms of the Merger Agreement, effective as of the closing of the Business Combination on November 10, 2022, outstanding equity awards under the 2017 Scilex Pharmaceuticals Inc. Equity Incentive Plan (the “Scilex Pharma 2017 Plan”) and 2019 Stock Option Plan were adjusted as follows: (i) each option to purchase Legacy Scilex common stock that was outstanding as of immediately prior to the effective time of the Business Combination (the “Effective Time”) was converted into the right to receive an option relating to our Common Stock upon substantially the same terms and conditions as were in effect with respect to such option immediately prior to the Effective Time (the “Option”) except that (x) such Option relates to that whole number of shares of our Common Stock (rounded down to the nearest whole share) equal to the number of Legacy Scilex common stock subject to such Option, multiplied by the Exchange Ratio of 0.673498:1 (the “Exchange Ratio”), and (y) the exercise price per share for each such share of our Common Stock equals the exercise price per share of such Option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent). The numbers in the table reflect the share numbers outstanding and exercise prices as of December 31, 2025, in each case after giving effect to the Exchange Ratio.

(2)	Options granted in 2019 and 2020 were granted under the 2019 Stock Option Plan, and options granted in 2023 and 2025 were granted under the 2022 Plan.

(3)	Options have fully vested.
(4)

Each option vested and shall vest as to 1/48th of the shares subject to the option on each monthly anniversary commencing on the vesting commencement date, subject to full acceleration in the event of a Corporate Transaction (as defined in the 2022 Plan) in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding awards or substitute similar awards for such outstanding awards.

(5)

Pursuant to the Option Repricing (as defined below), the exercise price of the repriced options has been modified to be $16.80, the closing price of our Common Stock on December 11, 2025, the date of the Option Repricing. There was no change to the vesting schedules, expiration dates or number of shares underlying the repriced options in connection with the Option Repricing.

Option Repricing
On December 11, 2025, our stockholders approved the
one-time
repricing of certain outstanding stock options that had been granted to, and held by, certain of our current employees, including our executive officers and named executive officers (namely, Henry Ji, Ph.D. and Stephen Ma), and members of our Board under the 2022 Plan (the “Option Repricing”). The Option Repricing was previously approved by our Board on October 27, 2025, subject to approval by our stockholders. The Option Repricing impacted stock options with exercise prices of $282.80 per share, covering up to an aggregate of 289,405 shares of our Common Stock, and each eligible stock option was repriced to have a per share exercise price of $16.80. No changes were made to the vesting schedules, expiration dates or number of shares underlying the repriced stock options. The incremental fair values from the Option Repricing to the impacted stock options for the named executive officers are included in the “Option Awards” column in the Summary Compensation Table above.
Equity Award Timing Procedures
In accordance with Item 402(x) of Regulation
S-K
under the Securities Act, we are providing information regarding our procedures related to the grant of certain equity awards close in time to the release of material non-public
information (“MNPI”). We generally grant equity awards annually, and any such equity awards granted are recommended by the Compensation Committee and approved by our Board on or before the grant date. We do not grant equity awards in anticipation of the release of material non-public
information and do not time, and do not plan to time, the release of material non-public
information in coordination with grants of equity awards in a manner that intentionally affects the value of executive compensation. Additionally, our Insider Trading Policy prohibits directors, officers and employees from trading our securities while in possession of or on the basis of MNPI about us. We have not timed, and do not plan to time, the disclosure of MNPI for the purpose of affecting the value of executive compensation.
In the year ended December 31, 2025, no options were granted to our named executive officers within four business days prior to, or one business day following, the filing or furnishing of a periodic or current report by us that disclosed MNPI.
Rule
10b5-1
Plans
Our directors, officers and key employees may adopt written plans, known as Rule
10b5-1
plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule
10b5-1
plan, a broker executes trades under parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate a Rule
10b5-1
plan, subject to certain requirements. Our directors and executive officers may also buy or sell additional shares outside of a Rule
10b5-1
plan when they are not in possession of MNPI, subject to compliance with the terms of our Insider Trading Policy and any applicable Rule
10b5-1
guidelines.
10b5-1
Plan Activity
During the fiscal quarter ended December 31, 2025, none of our directors or officers (as defined in Section 16 of the Exchange Act) adopted or terminated any contract, instruction or written plan for the purchase or sale of our securities that was intended to satisfy the affirmative defense conditions of Rule
10b5-1(c)
under the Exchange Act or any
“non-Rule
10b5-1
trading arrangement,” as defined in Item 408(c) of Regulation
S-K.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2025, the 2022 Plan and the Company’s 2022 Employee Stock Purchase Plan (the “ESPP”) were the only compensation plans under which securities of the Company were authorized for future grant. Each of the 2022 Plan and the ESPP were approved by our stockholders. In March 2019, the Scilex Pharma 2017 Plan, which was adopted by the board of directors and stockholders of Scilex Pharma on June 26, 2017, and amended and restated on July 5, 2018, terminated in connection with a corporate reorganization that was effected in March 2019. However, the Scilex Pharma 2017 Plan continues to govern awards outstanding thereunder. Additionally, the 2019 Stock Option Plan, which was adopted by the board of directors and stockholders of Legacy Scilex on May 28, 2019 and June 24, 2019, respectively, and amended on December 21, 2020, terminated at the closing of the Business Combination. However, the 2019 Stock Option Plan continues to govern awards outstanding thereunder. On January 17, 2023, the Compensation Committee adopted the Company’s 2023 Inducement Plan (the “Inducement Plan”). The Inducement Plan has not been approved by our stockholders.

The following table provides information as of December 31, 2025 with respect to the Company’s existing and predecessor plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	1,503,907	$46.59	(3)	178,299	(4)(5)
Equity compensation plans not approved by stockholders(2)	—	—		40,000

Total	1,503,907	$46.59	(3)	218,299	(4)(5)

(1)	Includes the following plans: the 2022 Plan, the ESPP, the Scilex Pharma 2017 Plan and the 2019 Stock Option Plan.
(2)	Represents the Inducement Plan.
(3)	Amount is based on the weighted-average exercise price of vested and unvested stock options outstanding under the 2022 Plan, the Scilex Pharma 2017 Plan and the 2019 Stock Option Plan.
(4)

As of December 31, 2025, a total of 13,221 shares of our Common Stock were reserved for future issuance pursuant to the 2022 Plan, the Scilex Pharma 2017 Plan and the 2019 Stock Option Plan, which number excludes the 208,895 shares that were added to the 2022 Plan as a result of the automatic annual increase on January 1, 2026. The 2022 Plan provides that the number of shares of our Common Stock reserved and available for issuance under the 2022 Plan will automatically increase on January 1 of each year for a period of ten years, beginning on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (A) 4% of the total number of shares of our Common Stock outstanding on December 31 of the immediately preceding year, (B) 208,895 shares of our Common Stock (subject to the adjustment for recapitalizations, stock splits, stock dividends and similar transactions), and (C) such number of shares of our Common Stock determined by our Board or our Compensation Committee prior to January 1 of a given year. All of the foregoing share numbers are subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Shares subject to awards granted under the 2022 Plan that expire or terminate without being exercised in full will not reduce the number of shares available for issuance under the 2022 Plan. The settlement of any portion of an award in cash will not reduce the number of shares available for issuance under the 2022 Plan. Shares of our Common Stock withheld under an award to satisfy. The exercise, strike or purchase price of an award or to satisfy a tax withholding obligation will not reduce the number of shares available for issuance under the 2022 Plan. With respect to a stock appreciation right, only shares of our Common Stock that are issued upon settlement of the stock appreciation right will count towards reducing the number of shares available for issuance under the 2022 Plan. If any shares of our Common Stock issued pursuant to an award are forfeited back to or repurchased or reacquired by us (i) because of a failure to meet a contingency or condition required for the vesting of such shares; (ii) to satisfy the exercise, strike or purchase price of an award; or (iii) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2022 Plan. The Company no longer makes grants under the Scilex Pharma 2017 Plan or the 2019 Stock Option Plan.
(5)

As of December 31, 2025, a total of 165,078 shares of our Common Stock have been reserved for future issuance pursuant to the ESPP, which number excludes the 52,223 shares that were added to the ESPP as a result of the automatic annual increase on January 1, 2026. The ESPP provides that the number of shares of our Common Stock reserved and available for issuance under the ESPP will automatically increase on January 1 of each year for a period of up to ten years, commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (A) 1% of the total number of shares of our Common Stock outstanding on December 31 of the immediately preceding calendar year, (B) 52,223 shares of our Common Stock (subject to the adjustment for recapitalizations, stock splits, stock dividends and similar transactions), and (C) such number of shares of our Common Stock determined by our Board or our Compensation Committee prior to January 1 of a given year, provided however, that our Board may act prior to January 1 of a given calendar year to provide that there will be no increase for such calendar year or the increase for such year will be a lesser number of shares than the amount set forth in clauses (A) to (C) above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of the Record Date by:

•	each person or “group” known to be the beneficial owner of more than 5% of our outstanding Common Stock;

•	each of our named executive officers named in the Summary Compensation Table included under “Executive Compensation” herein;

•	each of our current directors and nominee; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares subject to options and warrants that are currently exercisable or exercisable within 60 days of the Record Date are considered outstanding and beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The beneficial ownership of our Common Stock is based on 8,491,267 shares of such common stock outstanding as of the Record Date. Voting power is based on 8,491,267 shares of Common Stock and 29,057,097 shares of Series A Preferred Stock outstanding as of the Record Date, with the Series A Preferred Stock entitled to an aggregate of 848,106 votes as a result of adjustments to the deemed conversion price of such preferred stock in accordance with the terms of the Certificate of Designations. Shares of Series A Preferred Stock are held solely by SCLX Stock Acquisition JV LLC, our indirect wholly owned subsidiary (“SCLX JV”).

Unless otherwise indicated, we believe, based on information available to us, that all persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Common Stock			Series A Preferred Stock
Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		% of Total Common Stock	Shares of Series A Preferred Stock Beneficially Owned	% of Total Series A Preferred Stock	% of Total Vote
Named Executive Officers and Directors
Jaisim Shah(2)	331,043		3.8%	—	—	3.4%
Henry Ji, Ph.D.(3)	320,697		3.6%	—	—	3.3%
Stephen Ma(4)	25,362		*	—	—	*
Jay Chun, M.D., Ph.D.(5)	14,023		*	—	—	*
Dorman Followwill(6)	13,152		*	—	—	*
Yue Alexander Wu, Ph.D.(7)	23,068		*	—	—	*
All current Directors and Executive Officers as a Group (5 individuals)(8)	396,302		4.5%	—	—	4.1%
5% Beneficial Owners
SCLX Stock Acquisition JV LLC	1,472,281	(9)	17.3%	29,057,097	100.00%	24.8%
Armistice Capital LLC	517,217	(10)	6.1%	—	—	5.5%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the following individuals is 960 San Antonio Road, Palo Alto, CA 94303.
(2)

Represents 322,610 shares subject to options exercisable within 60 days of the Record Date and 8,433 shares held directly. Mr. Shah resigned as Chief Executive Officer and President effective as of August 17, 2025 and as a director effective as of September 22, 2025.

(3)

Represents 301,327 shares subject to options exercisable within 60 days of the Record Date, an aggregate of 9,146 shares held through an entity owned by Dr. Ji, 1,713 shares held through an entity owned by BioVintage, Inc., 161 shares held by Dr. Ji’s spouse and an aggregate of 8,350 shares held by family trusts for the benefit of Dr. Ji, his spouse and his children.

(4)	Represents 24,710 shares subject to options exercisable within 60 days of the Record Date and 652 shares held directly.
(5)	Represents 10,809 shares subject to options exercisable within 60 days of the Record Date and 3,214 shares held directly.
(6)	Represents 13,087 shares subject to options exercisable within 60 days of the Record Date and 65 shares held directly.
(7)	Represents 22,354 shares subject to options exercisable within 60 days of the Record Date and 714 shares held directly.
(8)	Excludes Mr. Shah, who resigned as Chief Executive Officer and President effective as of August 17, 2025 and as a director effective as of September 22, 2025.
(9)

Represents (a) 1,458,263 shares of Common Stock held directly and (b) 14,018 shares underlying the Private Warrants (as defined in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”)) held by SCLX JV, all of which are currently exercisable, in each case, transferred to SCLX JV in connection with the purchase from Sorrento of (i) 1,716,245 shares of Common Stock, (ii) 29,057,097 shares of Series A Preferred Stock, and (iii) warrants exercisable for 128,304 shares of Common Stock, each with an exercise price of $402.50 per whole share. Does not include any shares of Series A Preferred Stock. SCLX JV holds 490,617 Private Warrants. In connection with the Reverse Stock Split, the SPAC Warrants (as defined in the 2024 Form 10-K and which include the Private Warrants) were adjusted in accordance with their terms such that the number of SPAC Warrants outstanding was unchanged, but each SPAC Warrant now entitles the holder to purchase 1/35th of a share of Common Stock at an exercise price of $402.50 per whole share (provided that in no event shall the holder of any such warrants be entitled, upon the exercise of such warrants, to receive a fractional interest in a share of Common Stock upon such exercise and the Company shall, upon such exercise, round up to the nearest whole number of shares of Common Stock to be issued to such holder). Accordingly, the Private Warrants held by SCLX JV are currently exercisable for 14,018 shares of Common Stock. The voting and dispositive power of the equity securities of the Company (including the Series A Preferred Stock) held by SCLX JV are subject to the control of an independent manager, Xiao Xu, until such time as the Oramed Note and any Additional Notes (each as defined below) are paid in full. The business address of SCLX Stock Acquisition JV LLC is 960 San Antonio Road, Palo Alto, CA 94303.

(10)

Consists of 517,217 shares of Common Stock held directly. This excludes an aggregate of 1,832,418 shares underlying certain warrants to purchase Common Stock held by the Selling Stockholder comprised of: (i) 475,824 shares underlying certain warrants issued in connection with our December 2024 registered direct offering and (ii) 1,356,594 shares underlying the certain warrants issued in November 2025. The warrants are subject to a beneficial ownership limitation of 4.99%, and the number of shares of Common Stock set forth in the table above gives effect to such limitation. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2024 and any currently proposed transactions to which the Company was or is to be a participant in which the amount involved exceeded or will exceed $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any of the Company’s directors, executive officers or, to the Company’s knowledge, beneficial owners of more than 5% of the Company’s capital stock, or their immediate family members have had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the sections of this Proxy Statement titled “Executive Compensation” and “Non-Employee Director Compensation.”

Subsidiary Guarantee

On September 21, 2023, in connection with the Scilex-Oramed SPA, we and each of our subsidiaries (collectively, the “Guarantors”) entered into a subsidiary guarantee (the “Subsidiary Guarantee”) with Oramed (together with its successors and permitted assigns, the “Holder”) and Acquiom Agency Services LLC, as the collateral agent (the “Agent”) for the holder of the senior secured promissory note due 18 months from the date of issuance in the principal amount of $101,875,000 issued pursuant to the Scilex-Oramed SPA (the “Oramed Note”), pursuant to which, the Guarantors have agreed to guarantee and act as surety for payment of the Oramed Note and any additional notes issued by us after the closing date of the transactions contemplated by the Scilex-Oramed SPA in full or partial substitution of the Oramed Note (the “Additional Notes”).

In connection with the refinancing disclosed below under “October 2024 — Registered Convertible Financing”, our Company, the Guarantors, Oramed and the Agent agreed to amend the Subsidiary Guarantee by entering into the Subsidiary Guarantee Amendment (the “Subsidiary Guarantee Amendment”), dated October 8, 2024, to reflect the refinancing arrangement as set out below.

The foregoing summaries of the Subsidiary Guarantee and the Subsidiary Guarantee Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Subsidiary Guarantee and the Subsidiary Guarantee Amendment, a copy of each of which is filed as an exhibit to our Current Report on Form 8-K filed on September 26, 2023 and October 8, 2024, respectively.

Security Agreement

On September 21, 2023, we and the Guarantors entered into a security agreement (the “Security Agreement”) with the Holder and the Agent, pursuant to which we and the Guarantors granted to the Agent (on behalf of and for the benefit of the holder of the Oramed Note and any Additional Notes) a security interest in all or substantially all of our and each Guarantor’s property, respectively, to secure the prompt payment, performance and discharge in full of all of our obligations under the Oramed Note and Additional Notes and the Guarantors’ obligations under the Subsidiary Guarantee, subject to certain customary limitations. The Security Agreement contains certain customary representations, warranties and covenants regarding the collateral thereunder, in each case as more fully set forth in the Security Agreement.

In connection with the refinancing disclosed below under “October 2024 — Registered Convertible Financing”, we, the Guarantors, Oramed and the Agent agreed to amend and restate the Security Agreement by entering into the Amended and Restated Security Agreement (the “Amended and Restated Security Agreement”), dated October 8, 2024, to grant to the Agent (on behalf of and for the benefit of the holder of the Oramed Note, any Additional Notes and the Tranche B Notes) a security interest in all or substantially all of the property of our Company and each Guarantor, respectively, to secure the prompt payment, performance and discharge in full of all of our Company’s obligations under the Tranche B Notes in addition to the obligations under the Oramed Note, the Additional Notes and the Guarantors’ obligations under the Subsidiary Guarantee, which had previously been secured under the Security Agreement, subject to certain customary limitations.

Pursuant to the Amended and Restated Security Agreement, Semnur will be excluded as a Guarantor after the consummation of the business combination contemplated by that certain agreement and plan of merger between Semnur, Denali Capital Acquisition Corp. and Denali Merger Sub Inc.

The foregoing summaries of the Security Agreement and the Amended and Restated Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Security Agreement and the Amended and Restated Security Agreement, a copy of each of which is filed as an exhibit to our Current Report on Form 8-K filed on September 26, 2023 and October 8, 2024, respectively.

ABL Subordination Agreement

On September 21, 2023, Scilex Pharma entered into a subordination agreement (the “ABL Subordination Agreement”) with eCapital Healthcare Corp. (the “ABL Lender”) and the Agent. Pursuant to the ABL Subordination Agreement, the parties agreed that ABL Lender’s rights and interests under that certain Credit and Security Agreement, dated as of June 27, 2023 (as may be amended, restated, supplemented or otherwise modified from time to time, the “eCapital Credit Agreement”) previously entered into between Scilex Pharma and ABL Lender will be secured by first priority liens on certain collateral (the “ABL Priority Collateral”) and the Agent’s rights and interests under the Subsidiary Guarantee shall be secured by first priority liens on certain other collateral and second priority liens on the ABL Priority Collateral. Among other customary interlender terms, the ABL Subordination Agreement requires that the Facility Cap (as defined in the eCapital Credit Agreement) shall not exceed $30,000,000.

On October 8, 2024, Scilex Pharma paid off the outstanding amount of all obligations and indebtedness of Scilex Pharma owing to the ABL Lender under the eCapital Credit Agreement. Accordingly, the eCapital Credit Agreement, the related Loan Documents (as defined in the eCapital Credit Agreement) and the Subordination Agreement were terminated, canceled and are of no further force and effect.

The above description of the ABL Subordination Agreement is not complete and is qualified in its entirety by reference to the full text of the ABL Subordination Agreement, a copy of which is filed as an exhibit to our Current Report on Form 8-K filed on September 26, 2023.

October 2024 — Registered Convertible Financing

Tranche B Securities Purchase Agreement

On October 7, 2024, we entered into a Securities Purchase Agreement (the “Tranche B Securities Purchase Agreement”) with certain institutional investors (collectively, the “Investors”) and Oramed (which beneficially owns more than 5% of our Common Stock, and together with the Investors, the “Buyers”), to refinance a portion of the Oramed Note and pay off certain other indebtedness of the Company.

Pursuant to the Tranche B Securities Purchase Agreement, we agreed to issue and sell, in a registered offering by the Company directly to the Buyers, (i) a new tranche B of senior secured convertible notes of the Company in the aggregate principal amount of $50,000,000 (the “Tranche B Notes”), which Notes will be convertible into shares of Common Stock and (ii) warrants (the “October 2024 Noteholder Warrants”) to purchase up to 214,284 shares of Common Stock.

Under the Tranche B Securities Purchase Agreement, we agreed that so long as any Notes remain outstanding, we and each of our subsidiaries will not effect or enter into an agreement to effect any issuance of shares of Common Stock or Common Stock equivalents involving a variable rate transaction; provided that the foregoing restriction will not apply to our prior at-the-market offering program, which has been terminated as of March 5, 2025.

Pursuant to the terms and conditions contained in the Tranche B Securities Purchase Agreement, we also agreed to reimburse the Investors for all reasonable costs and expenses incurred by it or its affiliates in connection with the Tranche B Securities Purchase Agreement, the Tranche B Notes, the October 2024 Noteholder Warrants, the ZTlido Royalty Purchase Agreement (as defined below) and certain other transaction documents, and an aggregate amount of $950,000 non-accountable legal fees of outside counsel and special finance and collateral counsel, which shall be withheld by the Investors from its purchase price at the closing of the transaction, less $20,000 previously paid by us. We were also responsible for the payment of a $2,000,000 fee to the placement agent in addition to the payment of any placement agent’s reasonable fees, financial advisory fees relating to or arising out of the transactions contemplated by the Tranche B Securities Purchase Agreement. In addition, in conjunction with and pursuant to the Consent and Amendment under Senior Secured Promissory Note we entered into with Oramed, dated October 8, 2024 (the “Letter Agreement”), we were also responsible for the payment of legal fees of outside counsel for Oramed relating to or arising out of the transactions contemplated by the Tranche B Securities Purchase Agreement and the payment date extensions described under the Letter Agreement (as defined below). We were also responsible for the payment of any fees of the Agent and the legal fees incurred thereby relating to or arising out of the transactions contemplated by the Tranche B Securities Purchase Agreement.

The foregoing summary of the Tranche B Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tranche B Securities Purchase Agreement, a copy of which is filed as an exhibit to our Current Report on Form 8-K filed on October 8, 2024.

Amendment to Scilex-Oramed SPA

In connection with the execution of the Tranche B Securities Purchase Agreement, on October 8, 2024, we entered into Amendment No. 1 to Securities Purchase Agreement (the “Amendment No. 1 to Scilex-Oramed SPA”) with Oramed and the Agent. The Amendment No. 1 to Scilex-Oramed SPA was entered into to account for the issuance of the Tranche B Notes and the execution of certain related documents including the ZTlido Subordination Agreement (as defined below) and an agreement among the holders of the Tranche B Notes addressing the allocation of various rights and obligations as among the holders of the Tranche B Notes and the Oramed Note.

The foregoing summary of the Amendment No. 1 to Scilex-Oramed SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 1 to Scilex-Oramed SPA, a copy of which is filed as an exhibit to our Current Report on Form 8-K filed on October 8, 2024.

Senior Convertible Notes

The aggregate principal balance of the Tranche B Notes is $50,000,000. The aggregate purchase price for the Tranche B Notes and the related warrants (described below) is $45,000,000. The Tranche B Notes have an original issue discount of 10.0%. We received in exchange for the issuance of the Tranche B Notes to the Investors an aggregate amount in cash equal to $22,500,000, excluding fees and expenses (as noted above) from the Investors. We received from Oramed in consideration for the Note issued to Oramed an exchange and reduction of the principal balance under Oramed Note of an equivalent amount. The Tranche B Notes bear interest at a rate of 5.5% per annum, payable in arrears on the first trading day of each calendar quarter, beginning January 2, 2025, payable, at our option, either in cash or in shares of Common Stock, subject to certain conditions.

Unless earlier converted or redeemed, the Tranche B Notes mature on the two-year anniversary of the issuance date (the “Maturity Date”), subject to extension at the option of the holder in certain circumstances as provided in the Tranche B Note. All amounts due under the Tranche B Note are convertible at any time, in whole or in part, and subject to certain beneficial ownership limitations, at the option of the holder into shares of Common Stock at the current conversion price equal to $36.40 per share, subject to adjustment as described in the Tranche B

Notes. The Tranche B Notes are our senior secured obligation (alongside and in certain circumstances described herein subordinate to, the Oramed Note) and rank senior to the right to payment of the holders of our unsecured debt, except as described herein.

At any time after issuance, all amounts due under the Tranche B Notes are convertible, in whole or in part, at the holder’s option, into Common Stock at the current conversion price of $36.40 per share (the “Conversion Price”), which is subject to (i) proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and (ii) full-ratchet adjustment (down to the Conversion Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the fixed conversion price then in effect. The Conversion Price cannot be lower than $36.40 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Conversion Price Floor”) unless shareholder approval is obtained to allow the Tranche B Notes to convert at a price lower than the Conversion Price Floor in accordance with the Nasdaq listing rules. We are under no obligation to seek or obtain such shareholder approval.

The Tranche B Notes held by an individual holder of the Tranche B Notes may not be converted into shares of Common Stock to the extent such conversion would result in holder (together with certain related parties of holder) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of shares of the Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage with respect to a holder and certain related parties may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

We have the right (assuming no failure of certain specific conditions relating to our equity) to redeem in cash all, but not less than all, the amount then outstanding under the Tranche B Notes at a 35% redemption premium to the greater of (i) the amount then outstanding under the Tranche B Notes to be redeemed, and (ii) the equity value of Common Stock underlying such Tranche B Notes. We have a mandatory obligation to redeem the Tranche B Notes upon an event of default bankruptcy.

The Tranche B Notes are subject to redemption by our Company at the election of a holder in certain circumstances as more fully described therein, including, among other events, a change of control of our Company, a subsequent placement of certain securities of our Company, and asset sales by our Company.

The Tranche B Notes contain affirmative and negative covenants binding on our Company and our subsidiaries which restrict, among other things, our Company and our subsidiaries from incurring indebtedness or liens, redeeming securities, repaying certain indebtedness or declaring or paying any cash dividend or distribution, selling or disposing of any assets or rights of our Company and our subsidiaries, entering into or being a party to any transactions with any affiliates, incurring or guaranteeing any indebtedness or permitting the acceleration of any indebtedness, in each case as more fully set forth in, and subject to certain qualifications, exceptions, and “baskets” set forth in the Oramed Note. In addition, at the request of the holder, not more frequently than once per fiscal year, we will hire an independent, reputable investment bank to investigate whether any breach of the Tranche B Notes has occurred if an event constituting an event of default has occurred and is continuing or any holder reasonably believes that an event constituting an event of default has occurred or is continuing.

The Tranche B Notes contain certain customary events of default, including, without limitation, a cross-default to other specified indebtedness or any other indebtedness involving an obligation of $5,000,000 or more. The interest rate of the Tranche B Notes automatically increases to 15.0% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default. We are also required to pay a late charge of 15.0% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).

The Tranche B Notes prohibit our Company from entering into specified fundamental transactions unless the successor entity assumes all of our obligations under the Tranche B Notes under a written agreement approved by the required holders of the Tranche B Notes before the transaction is completed. Upon consummation of specified fundamental transactions, the successor entity must confirm that upon conversion or redemption of the Tranche B Notes thereafter, shares of the successor entity will be issuable upon such conversion or redemption. As noted above, the holders of the Tranche B Notes have certain redemption rights upon a fundamental transaction constituting a change of control.

In connection with any amortization, certain redemptions or other repayment of the Tranche B Notes, we will also pay an amount equal to the amount of additional interest that would accrue under such Notes at the interest rate then in effect assuming that the amount so converted, redeemed, amortized or otherwise repaid on such date of determination instead remained outstanding through and including the Maturity Date of such Notes.

The foregoing summary of the Tranche B Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Tranche B Notes, the form of which is filed as an exhibit to our Current Report on Form 8-K filed on October 8, 2024.

October 2024 Noteholder Warrants

The October 2024 Noteholder Warrants are exercisable immediately from the date of issuance and expire five years from the issuance date. The October 2024 Noteholder Warrants issued to the Investors are initially exercisable for 107,142 shares of Common Stock in the aggregate. The October 2024 Noteholder Warrants issued to Oramed are initially exercisable for 107,142 shares of Common Stock.

The October 2024 Noteholder Warrants are exercisable for cash at the current exercise price equal to $36.40 per share of Common Stock (the “Exercise Price”). The Exercise Price is subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event. The Exercise Price is also subject to full-ratchet adjustment (down to the Floor Price (as defined therein) in connection with a subsequent offering at a per share price less than the exercise price then in effect. The Exercise Price cannot be lower than the Floor Price, unless shareholder approval is obtained to allow the October 2024 Noteholder Warrants to be exercised at a price lower than the Floor Price in accordance with the Nasdaq listing rules. We are under no obligation to seek or obtain such shareholder approval. If at the time of exercise of the October 2024 Noteholder Warrants, there is no effective registration statement registering the shares of Common Stock underlying the October 2024 Noteholder Warrants, such warrants may be exercised on a cashless basis pursuant to their terms.

A holder shall not have the right to exercise any portion of an October 2024 Noteholder Warrant to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of the Maximum Percentage of shares of Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

The October 2024 Noteholder Warrants prohibit our Company from entering into specified fundamental transactions unless the successor entity (subject to certain exceptions) assumes all of our Company’s obligations under the October 2024 Noteholder Warrants under a written agreement before the transaction is completed. Upon specified corporate events, an October 2024 Noteholder Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the October 2024 Noteholder Warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, holders of October 2024 Noteholder Warrants will have the right to force our Company to repurchase such holder’s October 2024 Noteholder Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the October 2024 Noteholder Warrants, of the then unexercised portion of the October 2024 Noteholder Warrant.

The foregoing summary of the October 2024 Noteholder Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the October 2024 Noteholder Warrants, the form of which is filed as an exhibit to our Current Report on Form 8-K filed on October 8, 2024.

ZTlido Royalty Purchase Agreement

In connection with the closing of the transactions contemplated by the Tranche B Securities Purchase Agreement, but as a distinct and separate matter, on October 8, 2024, we and Scilex Pharma entered into a Purchase and Sale Agreement (the “ZTlido Royalty Purchase Agreement”) with certain institutional investors (collectively, the “ZTlido Royalty Investors”) and Oramed (together with the ZTlido Royalty Investors, the “ZTlido RPA Purchasers”). Pursuant to the ZTlido Royalty Purchase Agreement, Scilex Pharma sold to the ZTlido RPA Purchasers the right to receive 8% of all aggregate net sales worldwide (the “Purchased Receivables”) with respect to ZTlido (lidocaine topical system) 1.8%, SP-103 (lidocaine topical system) 5.4%, and any related, improved, successor, replacement or varying dosage forms of the foregoing (the “ZTlido Covered Products”).

In full consideration for the sale, transfer, conveyance and granting of the Purchased Receivables, and subject to the terms and conditions set forth in the ZTlido Royalty Purchase Agreement, the aggregate purchase price for the Purchased Receivables was $5,000,000 (net of expenses of the ZTlido RPA Purchasers). The ZTlido RPA Purchasers paid to Scilex Pharma an aggregate amount equal to $2,500,000 minus the expenses of the ZTlido RPA Purchasers, and Oramed paid to Scilex Pharma an amount equal to $2,500,000 minus Oramed’s expenses (collectively, the amount so paid by the ZTlido RPA Purchasers, the “RPA Closing Payment”). Oramed’s portion of the purchase price was paid by exchanging a portion of the outstanding principal balance under the Oramed Note equivalent to its portion of the RPA Closing Payment, which amount extinguished and reduced $2,500,000 of the outstanding balance under the Oramed Note.

The ZTlido Royalty Purchase Agreement terminates six months following receipt by the ZTlido RPA Purchasers of all payments of the Purchased Receivables to which each ZTlido RPA Purchaser is entitled hereunder during the period commencing on the date of the closing of the transactions contemplated thereby and expiring on the tenth anniversary of such closing date.

We subsequently amended the ZTlido Royalty Purchase Agreement on February 28, 2025, pursuant to Amendment No. 1 to Purchase and Sale Agreement (the “ZTlido Royalty Amendment”) with the Scilex Pharma and the ZTlido RPA Purchasers. Pursuant to the ZTlido Royalty Amendment, we and Scilex Pharma may assign our respective rights or delegate our respective obligations under the ZTlido Royalty Purchase Agreement without the prior written consent of the ZTlido RPA Purchasers if we receive a commitment, contingent upon an asset purchase of ZTlido Covered Products (as defined in the ZTlido Royalty Purchase Agreement), that would allow us to pay in full all obligations owed under the Debt Instruments (as defined therein), provided that such purchaser of ZTlido Covered Products agrees to assume all of the obligations of our company and Scilex Pharma under the ZTlido Royalty Purchase Agreement.

The foregoing summaries of the ZTlido Royalty Purchase Agreement and the ZTlido Royalty Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the ZTlido Royalty Purchase Agreement and the ZTlido Royalty Amendment, a copy of each of which is filed as an exhibit to our Current Report on Form 8-K filed on October 8, 2024 and March 3, 2025, respectively.

ZTlido Royalty Security Agreement

Pursuant to the terms of the ZTlido Royalty Purchase Agreement, Scilex Pharma entered into a Security Agreement with the collateral agent (as identified therein) for the benefit of the ZTlido RPA Purchasers, dated as of October 8, 2024 (the “ZTlido Royalty Security Agreement”).

Under the ZTlido Royalty Security Agreement, our Company’s and Scilex Pharma’s due performance and payment under the ZTlido Royalty Purchase Agreement is secured by certain collateral, including a collection account and certain material contracts, intellectual property rights and the regulatory approvals, in each case related to the ZTlido Covered Products.

The foregoing summary of the ZTlido Royalty Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ZTlido Royalty Security Agreement, a copy of which is filed as an exhibit to our Current Report on Form 8-K filed on October 8, 2024.

ZTlido Subordination Agreement

In connection with the ZTlido Royalty Purchase Agreement and ZTlido Royalty Security Agreement, Scilex Pharma entered into that certain ZTlido Subordination Agreement, dated as of October 8, 2024 (the “ZTlido Subordination Agreement”), by and among Scilex Pharma, the ZTlido RPA Purchasers and the Note Agent (as defined therein). The parties agreed that all obligations, liabilities and indebtedness under the ZTlido Royalty Purchase Agreement will be secured by first priority liens on the collaterals under the ZTlido Royalty Security Agreement (the “ZTlido Royalty Collateral”), and all obligations under the Amended and Restated Security Agreement (as defined therein) will be secured by the ZTlido Royalty Collateral and second priority liens on the collaterals under the ZTlido Royalty Security Agreement.

The foregoing summary of the ZTlido Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ZTlido Subordination Agreement, a copy of which is filed as an exhibit to our Current Report on Form 8-K filed on October 8, 2024.

Oramed Note Consent and Amendment

In connection with the refinancing, we entered into a Consent and Amendment for the Oramed Note (the “Consent and Amendment”), dated as of October 8, 2024 with Oramed. Pursuant to the Consent and Amendment, we and Oramed consent to (i) our Company’s (and, to the extent applicable, our subsidiaries’) entry into and performance of the Tranche B Securities Purchase Agreement, the issuance of the Tranche B Notes and the October 2024 Noteholder Warrants and performance of the terms thereof, the entry into and performance of the ZTlido Royalty Purchase Agreement and other related amendment documents and the consummation of the refinancing, and (ii) the payment of all transaction fees and expenses related to the refinancing transactions. Oramed further agreed that the proceeds of the refinancing transactions utilized to repay the Oramed Note shall not constitute a voluntary prepayment, and no Make-Whole Amount (as defined in the Oramed Note) or other premium shall be payable with respect thereto.

The foregoing summary of the Consent and Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent and Amendment, a copy of which is filed as an exhibit to our Current Report on Form 8-K filed on October 8, 2024.

Deferral and Consent under Tranche B Senior Secured Convertible Note

Pursuant to the Tranche B Notes, commencing on January 2, 2025 (the “First Amortization Payment Date”), we are required to redeem in cash (the “First Amortization Payment”) such portion of the principal amount of the Tranche B Notes equal to the Holder Pro Rata Amount (as defined in the Tranche B Notes) of each holders of the Tranche B Notes (the “Tranche B Noteholders”) of $6,250,000 per fiscal quarter at a redemption price equal to 100% of such Amortization Amount (as defined in the Tranche B Notes).

On January 2, 2025, we entered into a deferral and consent letter with each of the Tranche B Noteholders (collectively, the “Tranche B Consents”), respectively, pursuant to which the Tranche B Noteholders agreed to defer our obligation to make the First Amortization Payment until January 31, 2025. In consideration of such deferral, and to limit the Tranche B Noteholders’ right to exercise certain secured creditor remedies (including recourse against the assets of SCLX JV as a grantor under the Security Agreement (as defined in the Tranche B

Consents)), SCLX JV delivered to the Tranche B Noteholders (or their designee) by deposit/withdrawal at custodian with the Depository Trust Company an aggregate of 142,855 shares of Common Stock (as defined in, and contemplated pursuant to, the Term Sheet that is an exhibit to the Tranche B Consents (the “Term Sheet”)) held by SCLX JV, of which 71,428 shares were delivered to Oramed, 20,571 shares were delivered to BPY Limited, 36,571 shares were delivered to Nomis Bay Ltd, and 14,285 shares were delivered to 3i, LP.

In addition, pursuant to the Tranche B Consents, effective as of the latest of (i) the time of execution and delivery of the Tranche B Consents, (ii) the time of the delivery of the Scilex Shares and (iii) the time of grant of the Royalty and Exclusive Rights (each as defined in, and contemplated pursuant to, the Term Sheet), the Tranche B Noteholders agreed to further defer our obligation to make the First Amortization Payment until October 8, 2026, provided that, as contemplated in the Term Sheet, we pay an aggregate of $1.1 million in respect of a portion of the First Amortization Payment and related make-whole interest (which amount has been paid).

The foregoing summaries of the Tranche B Consents do not purport to be complete and are qualified in their entirety by reference to the full text of the Tranche B Consents, a copy of each of which is filed as an exhibit to our Current Report on Form 8-K filed on January 3, 2025.

Amendment to the Oramed Note

On January 21, 2025, we entered into an amendment letter with Oramed (the “Oramed Amendment”), pursuant to which, among other things, Oramed agreed to extend the Maturity Date under and as set forth in the Oramed Note from March 21, 2025 to December 31, 2025. In consideration of such extension, SCLX JV agreed to deliver to Oramed an aggregate of 92,857 shares of Common Stock held by SCLX JV.

The foregoing summary of the Oramed Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Oramed Amendment, a copy of which is filed as an exhibit to our Current Report on Form 8-K filed on January 22, 2025.

ZTlido Rest of World License Agreement

On February 22, 2025 (the “Lido Effective Date”), Scilex Pharma entered into a License Agreement (the “Lido License Agreement”) with RoyaltyVest Ltd., an entity formed by the Tranche B Noteholders (including Oramed) (the “Licensee”) with respect to services, compositions, products, dosages and formulations comprising lidocaine that have been or are later developed by or on behalf of Scilex Pharma, including the product and any future product defined as a “Product” under Scilex Pharma’s existing (i) Product Development Agreement, dated as of May 11, 2011, with Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu”), as amended, and (ii) the associated Commercial Supply Agreement, dated February 16, 2017, between Scilex Pharma, Oishi and Itochu, as amended, which include (a) ZTlido (lidocaine topical system) 1.8%, including the composition of matter with the NDC 69557-111-30 and (b) SP-103 (collectively, the “Lido Product”).

Under the Lido License Agreement, Scilex Pharma granted to the Licensee during the Lido License Term (as defined below) a worldwide (other than the United States and certain territories stated in the Lido License Agreement), exclusive, non-transferable right, license and interest in, to, and under all Product Rights Controlled (each as defined therein) by Scilex Pharma to develop, manufacture, obtain and maintain regulatory approvals for, commercialize and otherwise exploit all Lido Products, in all cases solely for commercialization of the Lido Products outside of the United States and certain territories stated in the Lido License Agreement (the “Lido Licensee Territory”). The Licensee granted to Scilex Pharma a non-exclusive, non-transferable, right and license under the Licensee Non-Blocking Patents (as defined therein) (i) in the Licensor Territory (as defined therein), to develop, manufacture, obtain and maintain regulatory approvals for, commercialize and otherwise exploit Lido Product for commercialization of Lido Products in the Licensor Territory in the Field (each as defined therein), and (ii) worldwide, to develop and manufacture Lido Product for commercialization in the Licensor Territory in the Field (each as defined therein). Each of the Licensee and Scilex Pharma will receive 50% of the Net Revenue

(as defined therein) generated, and the Licensee shall effect the foregoing by paying to Scilex Pharma its share of the Net Revenue on a quarterly basis.

Pursuant to the Lido License Agreement, the Licensee shall (i) use commercially reasonable efforts to obtain and maintain regulatory approval for the Lido Product in at least one Major Market Country (as defined therein) within 18 months after the Lido Effective Date, and (ii) commit $200,000, or its equivalent in kind, annually towards such efforts until it obtains regulatory approval for the Lido Product in the Lido Licensee Territory. Scilex Pharma shall use commercially reasonable and diligent efforts to obtain and maintain regulatory approvals for SP-103 and all existing Lido Products in each country or jurisdiction in the Licensor Territory (as defined therein).

Promptly after the Lido Effective Date, Scilex Pharma is required to (i) facilitate an introduction between Oishi, Itochu, and the Licensee, and (ii) use reasonable efforts to cause each of Oishi and Itochu to accept a direct engagement with the Licensee for the manufacturing or supply of the Lido Product in finished dosage form. In addition, Scilex Pharma agreed to appoint the Licensee as its exclusive distributor of the Lido Product in the Licensee Territory during the Lido License Term.

The term of the Lido License Agreement commences on the Lido Effective Date and continues until expiration of the last to expire Licensed Patents (as defined therein), unless earlier terminated (the “Lido License Term”).

Parent Guarantee for Lido License Agreement

On February 22, 2025, in connection with Lido License Agreement, we entered into that certain Parent Guarantee for Lidocaine License Agreement (the “Parent Guarantee”) with the Licensee, pursuant to which we agreed to guarantee the due and proper performance of Scilex Pharma’s obligations under the Lido License Agreement on the terms and conditions set forth in the Parent Guarantee. Pursuant to the terms of the Parent Guarantee, we shall provide the Licensee with written notice of any Change of Control (as defined therein) of Scilex Pharma within five business days after the consummation of such Change of Control, and the Parent Guarantee and the guarantee obligations shall automatically terminate upon the consummation of such Change of Control.

The foregoing summaries of the Lido License Agreement and the Parent Guarantee do not purport to be complete and are qualified in their entirety by reference to the full text of the Lido License Agreement and the Parent Guarantee, a copy of each of which is filed as an exhibit to our Current Report on Form 8-K filed on February 27, 2025.

Gloperba-Elyxyb Royalty Purchase Agreement

As contemplated by the Term Sheet in respect of the Royalty and Exclusive Rights described therein, on February 28, 2025 (the “Closing Date”), we entered into a Purchase and Sale Agreement (the “Gloperba-Elyxyb Royalty Purchase Agreement”) with Scilex Pharma, Oramed and certain institutional investors (Oramed and such investors, collectively, the”Gloperba-Elyxyb RPA Purchasers”). Pursuant to the Gloperba-Elyxyb Royalty Purchase Agreement, Scilex Pharma sold to the Gloperba-Elyxyb RPA Purchasers the right to receive 4% of all aggregate net sales worldwide (the “Gloperba-Elyxyb Purchased Receivables”) with respect to Gloperba, Elyxyb, and any related, improved, successor, replacement and/or varying dosage forms of the foregoing (the “Gloperba-Elyxyb Covered Products”).

In consideration of the Further Deferral and representing the “grant of the Royalty and Exclusive Rights” (as defined in the Term Sheet), during the period commencing on the Closing Date and expiring on the tenth anniversary of the Closing Date (the “Payment Term”), Scilex Pharma shall pay to each Gloperba-Elyxyb RPA Purchaser, by wire transfer of immediately available funds in U.S. dollars to such Gloperba-Elyxyb RPA Purchaser’s account such Gloperba-Elyxyb RPA Purchaser’s Specified Percentage (as defined in the Gloperba-Elyxyb Royalty Purchase Agreement) of the Gloperba and Elyxyb Covered Product Revenue Payments (each as defined in the Gloperba-Elyxyb Royalty Purchase Agreement) for each calendar quarter (commencing with the calendar quarter beginning January 1, 2025) promptly, but in any event no later than 60 calendar days after the end of each calendar quarter.

The Gloperba-Elyxyb Royalty Purchase Agreement shall terminate six months following receipt by the Gloperba-Elyxyb RPA Purchasers of all payments of the Gloperba-Elyxyb Purchased Receivables to which each Gloperba-Elyxyb RPA Purchaser is entitled during the Payment Term.

Gloperba-Elyxyb Royalty Security Agreement

Pursuant to the terms of the Gloperba-Elyxyb Royalty Purchase Agreement, we entered into a Gloperba-Elyxyb Royalty Security Agreement with Scilex Pharma and the collateral agent (as identified therein) for the benefit of the Gloperba-Elyxyb RPA Purchasers, dated as of February 28, 2025 (the “Gloperba-Elyxyb Royalty Security Agreement”).

Under the Gloperba-Elyxyb Royalty Security Agreement, each of our and Scilex Pharma’s due performance and payment under the Gloperba-Elyxyb Royalty Purchase Agreement is secured by certain collateral, including a collection account and certain material contracts, intellectual property rights and regulatory approvals, in each case related to the Gloperba-Elyxyb Covered Products.

Gloperba-Elyxyb Subordination Agreement

In connection with the Gloperba-Elyxyb Royalty Purchase Agreement and the Gloperba-Elyxyb Royalty Security Agreement, we entered into that certain Gloperba and Elyxyb Subordination Agreement, dated as of February 28, 2025 (the “Gloperba-Elyxyb Subordination Agreement”), by and among us, Scilex Pharma the Gloperba-Elyxyb RPA Purchasers and the Note Agent (each as defined in the Gloperba-Elyxyb Subordination Agreement). Pursuant to the Gloperba-Elyxyb Subordination Agreement, the parties agreed that all obligations, liabilities and indebtedness under the Gloperba-Elyxyb Royalty Purchase Agreement are secured by first priority liens on the collateral under the Gloperba-Elyxyb Royalty Security Agreement (the “Gloperba-Elyxyb Royalty Collateral”) and the Note Agent’s lien on the Gloperba-Elyxyb Royalty Collateral is subordinated and becomes a second priority lien.

The foregoing summaries of the Gloperba-Elyxyb Royalty Purchase Agreement, the Gloperba-Elyxyb Royalty Security Agreement and the Gloperba-Elyxyb Subordination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, a copy of each of which is filed as an exhibit to our Current Report on Form 8-K filed on March 3, 2025.

Gloperba Rest of World License Agreement

On February 28, 2025 (the “Effective Date”), we entered into a License Agreement (the “Gloperba License Agreement”) with Scilex Pharma and the Licensee with respect to (i) services, compositions, products, dosages and formulations comprising Gloperba that have been or are later developed by or on behalf of us, including the product and any future product defined as a “Licensed Product” under the License and Commercialization Agreement, dated as of June 14, 2022, by and between RxOmeg Therapeutics LLC (“Romeg”) and us, as amended by that certain First Amendment to License and Commercialization Agreement, dated January 16, 2025, by and between Romeg and us, as may be further amended or restated from time to time, and (ii) any related, improved, successor or replacement forms of any such product Controlled (as defined therein) by us ((i) and (ii) collectively, the “Gloperba Product”).

Under the Gloperba License Agreement, we granted to the Licensee during the Gloperba License Term (as defined below) a worldwide, exclusive, non-transferable (except in connection with a permitted assignment of the Gloperba License Agreement) right, license and interest in, to, and under all Product Rights Controlled (each as defined therein) by us to develop, manufacture, obtain and maintain regulatory approvals for, commercialize and otherwise exploit all Gloperba Products, in all cases solely for commercialization of the Gloperba Products outside of the United States in the Field (as defined therein). The Licensee granted to us a non-exclusive, non-transferable (except in connection with a permitted assignment of the Gloperba License Agreement), right and license under the Licensee Non-Blocking Patents (as defined therein) (i) in the United States, to develop, manufacture, obtain and maintain regulatory approvals for, commercialize and otherwise exploit Gloperba Product for commercialization of Gloperba Products in the United States in the Field (as defined therein), and (ii) worldwide, to develop and manufacture Gloperba Product for commercialization in the United States in the Field (as defined therein). Each of the Licensee and we will receive 50% of the Net Revenue (as defined therein) generated based on Licensee’s sale of the Gloperba Products, and the Licensee shall effect the foregoing by paying to us an amount required for us to receive its share of the Net Revenue on a quarterly basis.

Pursuant to the Gloperba License Agreement, the Licensee shall obtain and maintain regulatory approval for the Gloperba Product outside of the United States in accordance with its own business judgment and in its sole and absolute discretion.

Promptly after the Effective Date, we are required to (i) facilitate an introduction between the Licensee and our contract manufacturer of the Gloperba Product (the “Gloperba CMO”) as of the Effective Date, and (ii) use reasonable efforts to cause such Gloperba CMO to accept a direct engagement with the Licensee for the manufacturing or supply of the Gloperba Product in finished dosage form. In addition, we agreed to appoint the Licensee as its exclusive distributor of the Gloperba Product in the entire world other than the United States during the Gloperba License Term.

The term of the Gloperba License Agreement commences on the Effective Date and continues until expiration of the last to expire Licensed Patents (as defined therein), unless earlier terminated (the “Gloperba License Term”).

The foregoing summary of the Gloperba License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Gloperba License Agreement, a copy of which is filed as an exhibit to our Current Report on Form 8-K filed on March 3, 2025.

Consent, Waiver and Amendment

On April 16, 2025, in connection with the formation of Scilex Bio, Inc. the Company entered into a Consent, Waiver and Amendment re Tranche A Senior Secured Promissory Note with Oramed (the “Oramed Consent and Waiver”), pursuant to which certain definitions in the Oramed Note were modified to reflect, among other things, that Scilex Bio will not be deemed a subsidiary of Scilex under the terms of the Oramed Note.

The foregoing summary of the Oramed Consent and Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Oramed Consent and Waiver, a copy of which is filed as an exhibit to our Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (File No. 333-276245 and 333-280882), filed with the SEC on May 7, 2025.

Oramed Penny Warrant Repurchase

On September 21, 2023, the Company issued the Penny Warrants to purchase up to an aggregate of 13,000,000 shares of Common Stock, with an exercise price of $0.01 per share and certain restrictions on exercisability, to Oramed, of which 6,500,000 Penny Warrants were subsequently exercised Oramed.

On July 22, 2025, the Company entered into an option agreement (the “Option Agreement”) with Oramed, pursuant to which, among other things, Oramed granted an option (the “Option”) to the Company to repurchase the Penny Warrants in two tranches (the “Warrant Repurchase”) for an aggregate purchase price of $27,000,000 (the “Warrant Repurchase Amount”), subject to the terms and conditions set forth therein. In consideration of the Option, the

Company agreed to pay $1,500,000 (the “Option Payment Amount”) to Oramed in two equal installments occurring on or before August 8, 2025 and December 16, 2025, respectively. Provided that the Company has made the applicable option payment on or before such dates, the Company shall be entitled to purchase the Penny Warrants as follows: (i) on or before September 30, 2025, it may repurchase 3,130,000 Penny Warrants for $13,000,000 and (ii) on or before December 31, 2025, it may repurchase 3,370,000 Penny Warrants for $14,000,000. Additionally, if the Company effects the Warrant Repurchase and has paid the Option Payment Amount and Penny Warrant Repurchase Amount in full, in accordance with the terms of the Option Agreement, then the maturity date of the Oramed Note shall be extended to March 31, 2026 and any make-whole payment due thereunder upon prepayment shall be waived. On September 30, 2025, the Company partially exercised the option and repurchased 3,130,000 Penny Warrants for $13,000,000, and on December 30, 2025, the Company exercised the remaining option and repurchased 3,370,000 Penny Warrants for $14,000,000. The maturity date of the Oramed Note was extended to June 30, 2026 and any make-whole payment due thereunder upon prepayment was waived.

Oramed has the right to terminate the Option Agreement if the Company (i) fails to make certain payments thereunder or (ii) has not exercised the Option by the applicable dates set forth therein.

Pursuant to the terms of the Option Agreement, the Company has agreed that, if the Option Agreement is terminated pursuant to the terms set forth therein, the Company will use commercially reasonable efforts to obtain the approval of its stockholders to permit the issuance of shares of Common Stock in excess of the Stockholder Approval Cap (as defined therein) upon exercise of any Penny Warrants retained by Oramed following such termination, subject to the terms and conditions set forth therein.

The foregoing summary of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Agreement, a copy of which is filed as an exhibit to our Current Report on Form 8-K filed on July 23, 2025.

Shah Consulting Agreement

On September 22, 2025, in connection with the previously announced business combination of Semnur, Jaisim Shah resigned as a director of the Company, effective immediately.

On September 22, 2025, in connection with Mr. Shah’s resignation, Inform LLC, a company affiliated with Mr. Shah, and the Company entered into a consulting agreement (the “Shah Consulting Agreement”). Pursuant to the Shah Consulting Agreement, Inform LLC will provide certain consulting services to the Company for a period of five years from the date of the Consulting Agreement in exchange for a monthly fee of $50,000.

The foregoing summary of the Shah Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shah Consulting Agreement, a copy of which is filed as an exhibit to our Current Report on Form 8-K filed on September 26, 2025.

Vivasor Secondary Stock Purchase

On December 5, 2025, the Company entered into a Share Transfer Agreement with EAR SPV LLC, a Delaware corporation (“EAR SPV”), and VHC, pursuant to which, among other things, EAR SPV agreed to sell, and the Company agreed to buy, all 6,101,468 shares of VHC’s Series A-1 Preferred Stock, par value $0.00001 per share held by EAR SPV, for an aggregate purchase price of $9,000,000. Dr. Ji, our current Chief Executive Officer, President and Chairperson, currently serves as the Chief Executive Officer of VHC.

Executive Officer and Director Compensation

Please see the sections titled “Executive Compensation” and “Non-Employee Director Compensation” for information regarding the compensation of our executive officers and non-employee directors.

Employment Agreements

We have entered into offer letter agreements with our named executive officers, other than Dr. Ji and Mr. Ma, that, among other things, provide for certain compensatory benefits. In addition, we have also entered into severance and change of control agreements with our named executive officers which provide for severance payments upon certain terminations of employment as well as in connection with a change of control of the Company. For descriptions of such agreements, see the section titled “Executive Compensation.”

Limitation of Liability and Indemnification of Officers and Directors

Please see the section titled “Board of Directors and Corporate Governance — Limitation of Liability and Indemnification of Directors and Officers” for information regarding our arrangements to provide indemnification to our officers and directors.

Related Person Transaction Policy

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of conduct and ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of our discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker, notify our Corporate Secretary at (650) 516-4310 or send a written request to: Corporate Secretary at Scilex Holding Company, 960 San Antonio Road, Palo Alto, CA 94303. Stockholders who currently receive multiple copies of proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

2025 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2025 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement. Our Annual Report and this Proxy Statement are posted on our website at www.scilexholding.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Corporate Secretary at Scilex Holding Company, 960 San Antonio Road, Palo Alto, CA 94303.

* * *

Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

/s/ Henry Ji, Ph.D.
Henry Ji, Ph.D.
Chief Executive Officer, President, Executive Chairperson and Director
Palo Alto, CA
April 30, 2026

APPENDIX A

SCILEX HOLDING COMPANY

2022 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: OCTOBER 17, 2022

APPROVED BY THE STOCKHOLDERS: NOVEMBER 9, 2022

EFFECTIVE DATE: NOVEMBER 9, 2022

AS AMENDED BY THE BOARD OF DIRECTORS ON: MARCH 5, 2023

AS AMENDED BY THE STOCKHOLDERS ON: MAY 4, 2023

AS AMENDED BY THE BOARD OF DIRECTORS ON: APRIL 28, 2026

1.	GENERAL.

(a) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(c) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

2.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to adjustment in accordance with Section 2(c), any adjustments as necessary to implement any Capitalization Adjustments, and any adjustments as a result of the following sentence regarding the automatic increase, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 2,765,789 shares (which number is the sum of (i) 417,791 shares that were approved in connection with the initial adoption of the Plan on the Effective Date plus (ii) 161,541 shares previously added to the Plan on January 1, 2023 in accordance with the automatic increase provision set forth in the following sentence plus (iii) an additional 285,714 shares approved at the Company’s 2023 Annual Meeting of Stockholders plus (iv) 182,953 shares previously added to the Plan on January 1, 2024 in accordance with the automatic increase provision set forth in the following sentence plus (v) 208,895 shares previously added to the Plan on January 1, 2025 in accordance with the automatic increase provision set forth in the following sentence plus (vi) 208,895 shares previously added to the Plan on January 1, 2026 in accordance with the automatic increase provision set forth in the following sentence plus (vii) an additional 1,300,000 shares approved at the Company’s 2026 Annual Meeting of Stockholders) plus a number of shares of Common Stock equal to the number of Returning Shares, if any, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (ii) 208,895 shares of Common Stock, and (iii) such number of shares of Common Stock determined by the Board or the Compensation Committee prior to January 1st of a given year.

(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 2,765,789 shares, which such amount shall be increased commencing on January 1, 2024 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (ii) 208,895 shares of Common Stock, and (iii) such number of shares of Common Stock determined by the Board or the Compensation Committee prior to January 1st of a given year.

(c) Share Reserve Operation.

(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock), (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award. For the avoidance of doubt, with respect to a SAR, only shares of Common Stock which are issued upon settlement of the SAR shall count towards reducing the number of shares available for issuance under the Plan.

(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

3.	ELIGIBILITY AND LIMITATIONS.

(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b) Specific Award Limitations.

(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c) Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, in each case following the Effective Date, to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director for his or her service as a Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

4.	OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i) by cash or check, bank draft or money order payable to the Company;

(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the U.S. Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e) Transferability. Options and SARs may not be transferred to third-party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable U.S. state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5.	AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i) Form of Award.

(1) RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2) RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii) Consideration.

(1) RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.

(2) RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement).

(vi) Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

(c) Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction except as set forth in Section 11, and unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

(i) Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii) Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.

(iii) Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate

Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, (1) the Board shall not, without stockholder approval, reduce the exercise or strike price of an Option or SAR (other than in connection with a Capitalization Adjustment) and, at any time when the exercise or strike price of an Option or SAR is above the Fair Market Value of a share of Common Stock, the Board shall not, without stockholder approval, cancel and re-grant or exchange such Option or SAR for a new Award with a lower (or no) purchase price or for cash, and (2) a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are non-U.S. nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant non-U.S. jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act, and, thereafter, any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e) Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

8.	TAX WITHHOLDING

(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. and/or non-U.S. federal, state, or local tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and/or non-U.S. federal, state or local tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the U.S. Federal Reserve Board or (vi) by such other method as may be set forth in the Award Agreement.

(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant

(i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S. Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the U.S. Internal Revenue Service.

(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9.	MISCELLANEOUS.

(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the U.S. state or non-U.S. jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

(n) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(o) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

10.	COVENANTS OF THE COMPANY.

(a) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11.	ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.

(a) Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b) Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

(i) If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(ii) If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii) If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

(c) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

(i) Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:

(1) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non- Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

(2) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.

(ii) Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.

(1) In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

(2) If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.

(3) The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.

(d) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.

(i) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.

(ii) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

(e) If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i) Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii) The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii) To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provide that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv) The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

12.	SEVERABILITY.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13.	TERMINATION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14.	DEFINITIONS.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a) “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

(b) “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(c) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d) “Applicable Law” means shall mean the Code and any applicable U.S. or non-U.S. securities, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange or the Financial Industry Regulatory Authority).

(e) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).

(f) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(g) “Board” means the board of directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(h) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(i) “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or intentional falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the Company’s Code of Business Conduct and Ethics or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct and policies of any Affiliate, as applicable); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the Participant’s improper use or disclosure of Company or Affiliate confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s or its Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company (or its Affiliate, as applicable) of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company (or its Affiliate, as applicable), which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company (or its Affiliate, as applicable). The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer or his or her designee with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(j) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(k) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(l) “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(m) “Common Stock” means the common stock of the Company.

(n) “Company” means Scilex Holding Company, a Delaware corporation, and any successor corporation thereto.

(o) “Compensation Committee” means the Compensation Committee of the Board.

(p) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(q) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s

Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(r) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(s) “Director” means a member of the Board.

(t) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(u) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(v) “Effective Date” means the later of (i) the date on which the Plan is approved by the stockholders of the Company in accordance with Section 13, and (ii) the day that is one day prior to the date of the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 17, 2022 (as amended), by and among the Company and the other parties thereto.

(w) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(x) “Employer” means the Company or the Affiliate that employs the Participant.

(y) “Entity” means a corporation, partnership, limited liability company or other entity.

(z) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(aa) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(bb) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows: (i) if the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable; (ii) if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists; or (iii) in the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(cc) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) U.S. or non-U.S. federal, state, local, municipal, or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(dd) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(ee) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(ff) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(gg) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(hh) “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company or (ii) the terms of any Non-Exempt Severance Agreement.

(ii) “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(jj) “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder)) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(kk) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(ll) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(mm) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(nn) “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(oo) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(pp) “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Options, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.

(qq) “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ss) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(tt) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

(uu) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; pre-clinical development related compound goals; financing; regulatory milestones, including approval of a compound; stockholder liquidity; corporate governance and compliance; product commercialization; intellectual property; personnel matters; progress of internal research or clinical programs; progress of partnered programs; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase); announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.

(vv) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the

Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(ww) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(xx) “Plan” means this Scilex Holding Company 2022 Equity Incentive Plan, as amended from time to time.

(yy) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.

(zz) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(aaa) “Prior Plan” means the Company’s 2019 Equity Incentive Plan, as amended.

(bbb) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock granted pursuant to the terms and conditions of Section 5(a).

(ccc) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ddd) “Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plan and that following the Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation.

(eee) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(fff) “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(ggg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(hhh) “Rule 405” means Rule 405 promulgated under the Securities Act.

(iii) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(jjj) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(kkk) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(lll) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(mmm) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(nnn) “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(ooo) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding Common Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ppp) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(qqq) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

(rrr) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.

(sss) “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

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SCAN TO VIEW MATERIALS & VOTE w SCILEX HOLDING COMPANY 960 SAN ANTONIO RD VOTE BY INTERNET PALO ALTO, CA 94303 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 23, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/SCLX2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 23, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V96936-P52439 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SCILEX HOLDING COMPANY The Board of Directors recommends you vote FOR the nominee in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Director Nominee: For Withhold 1a. Dorman Follow will ! ! For Against Abstain 2. Proposal to ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. ! ! ! 3. To approve the amendment to the Scilex Holding Company 2022 Equity Incentive Plan (as amended) to (i) increase the number of shares authorized for ! ! ! issuance thereunder by 1,300,000 shares to 2,765,789 shares and (ii) increase the number of shares authorized for issuance thereunder pursuant to the exercise of incentive stock options to 2,765,789 shares. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card available and follow the instructions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

You are cordially invited to attend our 2026 Annual Meeting of Stockholders, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SCLX2026 at 9:00 AM Pacific Time on Wednesday, June 24, 2026. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. V96937-P52439 SCILEX HOLDING COMPANY Annual Meeting of Stockholders June 24, 2026 9:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Henry Ji, Ph.D. and Stephen Ma, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Series A Preferred Stock of SCILEX HOLDING COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Pacific Time on June 24, 2026, via live webcast at www.virtualshareholdermeeting.com/SCLX2026 and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” the election of the nominee for the Board of Directors listed on the reverse side and “FOR” proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Please note, there will be no physical location for the meeting. To attend the meeting live via the Internet, please go to www.virtualshareholdermeeting.com/SCLX2026 and have your 16-digit control number available to login. This proxy is governed by the laws of the State of Delaware. Continued and to be signed on reverse side